                        THE QUIZNO'S FRANCHISE COMPANY
                       AREA DIRECTOR MARKETING AGREEMENT

                               TABLE OF CONTENTS

Section Number                                                     Page Number

1.  BACKGROUND AND PURPOSE

2.  DEFINITIONS
  2.1.Territory
  2.2.Sales Year
  2.3.Sales Quarter
  2.4.Franchise Agreement
  2.5.Franchisee
  2.6.AD Manual
  2.7.Prime Lease and Premises
  2.8.Sublease
  2.9.Assignment

3.  SCOPE OF APPOINTMENT
  3.1.Appointment of Area Director/Scope of Operations
  3.2.Rights and Limitations to Territory
  3.3.Reservation of Rights to Franchisor

4.  FRANCHISE SALES PROCEDURES
  4.1.Development Quota
  4.2.Franchise Registration and Disclosure
  4.3.Advertising, Recruiting, and Screening
  4.4.Franchisor's Approval of Prospective Franchisees

5.  PAYMENTS TO FRANCHISOR
  5.1.Initial Area Marketing Fee
  5.2.Financing Administration Fee

6.  PAYMENTS TO AREA DIRECTOR
  6.1.Sales Services Commissions and Conditions of Payment
  6.2.Sales Services Commission Payments
  6.3.Site Services Commissions
  6.4.Commissions on Transfers of Franchises
  6.5.Commissions on Royalty Fees
  6.6.Commissions After Termination
  6.7.Application of Payments
  6.8.Setoffs

7.  TRAINING ASSISTANCE
  7.1.Area Director Training
  7.2.Length of Training
  7.3.Additional Training
  7.4.Seminars and Ongoing Training

8.  FRANCHISOR'S OPERATING ASSISTANCE
  8.1.AD Manual
  8.2.Operating Assistance

9.  AREA DIRECTOR'S OBLIGATIONS
  9.1.Hiring and Training of Employees of Area Director
  9.2.Commencement of Business
  9.3.Sales Services
  9.4.Site Services
  9.5.Pre-Opening and Opening Support Services
  9.6.Ongoing Support Services
  9.7.Dealings with Franchisees
  9.8.Area Director's Inspections
  9.9.Obligations Under Prime Leases and Subleases

10.  MARKS
  10.1.     Ownership and Goodwill of Marks
  10.2.     Limitations on Use
  10.3.     Discontinuance of Use of Marks
  10.4.     Notification of Infringements and Claims

11.  CONFIDENTIAL INFORMATION
  11.1.     Confidential Information
  11.2.     Nondisclosure and Noncompetition Agreement

12.  EXCLUSIVE RELATIONSHIP
  12.1.     Exclusive Relationship

13.  OPERATING STANDARDS
  13.1.     Standards of Service
  13.2.     Compliance with Laws and Good Business Practices
  13.3.     Accuracy of Information
  13.4.     Notification of Litigation
  13.5.     Ownership and Management of Business
  13.6.     Conflicting Interests
  13.7.     Insurance
  13.8.     Proof of Insurance Coverage
  13.9.     Advertising in Territory
  13.10.    Approval of Advertising
  13.11.    Accounting, Bookkeeping and Records
  13.12.    Reports

14.  INSPECTIONS AND AUDITS
  14.1.     Inspections and Audits

15.  TRANSFERS
  15.1.     Transfers by Franchisor
  15.2.     Transfers by Area Director
  15.3.     Conditions for Approval of Transfer
  15.4.     Transfer to an Entity
  15.5.     Franchisor's Approval of Transfer
  15.6.     Death or Disability of Area Director
  15.7.     Right of First Refusal
  15.8.     Transfers of Prime Lease or Sublease Interest

16.  TERM AND EXPIRATION
  16.1.     Term
  16.2.     Renewal
  16.3.     New Development Quota
  16.4.     Exercise of Renewal Option
  16.5.     Conditions of Refusal

17.  TERMINATION
  17.1.     By Area Director
  17.2.     By Franchisor
  17.3.     Rights and Obligations of Area Director Upon Termination or
             Expiration
  17.4.     Confidential Information
  17.5.     Covenant Not to Compete
  17.6.     No Further Right to Payment
  17.7.     Continuing Obligations
  17.8.     State and Federal Law

18.  RELATIONSHIP OF THE PARTIES
  18.1.     Relationship of the Parties
  18.2.     Payment of Third Party Obligations
  18.3.     Independent Contractors
  18.4.     Indemnification

19. DISPUTES
  19.1.     Governing Law/Consent to Venue and Jurisdiction
  19.2.     Waiver of Jury Trial
  19.3.     Limitation of Claims

20.  MISCELLANEOUS PROVISIONS
  20.1.     Invalidity
  20.2.     Modification
  20.3.     Attorneys' Fees
  20.4.     Injunctive Relief
  20.5.     No Waiver
  20.6.     No Right to Set Off
  20.7.     Effective Date
  20.8.     Review of Agreement
  20.9.     Entire Agreement
  20.10.    Notices
  20.11.    Acknowledgment

EXHIBITS

      Exhibit I -    Rider to Area Director Marketing Agreement
      Exhibit II -   Guaranty and Assumption of Area Director's Obligations
      Exhibit III -  Statement of Ownership

                        THE QUIZNO'S FRANCHISE COMPANY
                       AREA DIRECTOR MARKETING AGREEMENT

AREA DIRECTOR:.____________________________

ADDRESS:___________________________________

EFFECTIVE
DATE:

      THIS  AGREEMENT  (the  "Agreement")  is between THE  QUIZNO'S  FRANCHISE
COMPANY,  a Colorado  corporation  located  at 1415  Larimer  Street,  Denver,
Colorado  80202  ("Franchisor"),  and the  Area  Director  listed above ("Area
Director" or "AD"), who agree as follows:

10  BACKGROUND AND PURPOSE

      1.1.  Franchisor   and  its  affiliates   have  developed   methods  for
establishing,  operating,  and promoting casual dining  restaurants  featuring submarine and deli sandwiches,  salads,  other food products,  beverages,  and carry-out and delivery  services  ("QUIZNO'S  Restaurants" or  "Restaurants").
These methods  feature the use and license of the service mark  "QUIZNO'S" and related service marks and trademarks (collectively,  the "Marks") owned by The
Quizno's  Corporation  ("TQC"),  Franchisor's  parent company and the owner of the  Marks,  and  Franchisor's  and  its  affiliates'  distinctive  plans  for establishing,  operating,  and  promoting  QUIZNO'S  Restaurants  and  related licensed methods of doing business (the "Licensed Methods").

      1.2.  Franchisor  grants to qualified  individuals,  or to entities with which such  individuals are  affiliated,  the right and license to develop and operate Restaurants using the Marks and Licensed Methods.

      1.3.  AD  desires  to act as a  special  agent for  Franchisor  within a certain geographic area,  enabling AD to offer franchises for, and to develop,
support,   and  provide   services  to,  QUIZNO'S   Restaurants   within  such
geographical  area under the terms and conditions  contained in this Agreement
("AD Business" or "Business").

      1.4.  Franchisor  is  willing  to grant AD the right to serve as an area director,  enabling AD to offer  franchises for, and to provide site selection and support services to, QUIZNO'S  Restaurants  within a certain  geographical area under terms and conditions contained in this Agreement.

                                2 DEFINITIONS

      2.1.  Territory.  "Territory" is the geographical  area described in the attached Exhibit I.

      2.2.  Sales  Year.  "Sales  Year"  means each  calendar  year during the term of this Agreement.

      2.3.  Sales  Quarter.   "Sales  Quarter"  means  each  calendar  quarter
during the term of this Agreement.

      2.4.  Franchise  Agreement.  "Franchise  Agreement"  means  the forms of
agreements  (including,  without  limitation,   franchise  agreement  and  any
exhibits,  riders,  collateral  assignments of lease or sublease, and personal guarantees)  used by Franchisor  from time to time in granting  franchises for the ownership and operation of QUIZNO'S  Restaurants.  AD acknowledges that AD will  use  Franchisor's  then-current  form of  franchise  agreement  and that
Franchisor  may from time to time  modify or amend in any  respect the form of franchise  agreement and related  agreements,  including,  without limitation, modifying fees, customarily used in granting QUIZNO's Restaurant franchises.

      2.5.  Franchisee.    "Franchisee"   means   any   person,   corporation,
partnership,  or other entity who has entered into a Franchise  Agreement with
Franchisor.

      2.6.  AD Manual.  "AD Manual"  means the manuals,  technical  bulletins, or other  written  materials  covering  the  proper  operating  and  marketing
techniques   of  an  AD  Business  and  standards   and   specifications   for
implementing the Licensed Methods.

      2.7.  Prime  Lease and  Premises.  "Prime  Lease"  shall mean a lease of commercial space  ("Premises")  entered into by the Area Director,  as tenant, for Premises located within the Territory.

      2.8.  Sublease.  "Sublease"  shall mean a lease entered into between the
Area Director,  as landlord,  and a Franchisee,  as tenant, or any other third party as tenant,  for all or any portion of the Premises  leased pursuant to a
Prime Lease.

      2.9.  Assignment.   "Assignment"  shall  mean  an  assignment  or  other
transfer to a Franchisee of all of the Area Director's  right and title to and interest in a Prime Lease.

                            3 SCOPE OF APPOINTMENT

      3.1.  Appointment  of  Area  Director/Scope  of  Operations.  Franchisor
appoints AD, and AD agrees to perform its  obligations,  as a special agent of
Franchisor in accordance with the terms and conditions of this Agreement,  and only  within  the  Territory,  to: (1)  solicit  prospective  Franchisees  for
QUIZNO'S  Restaurants  to be located in the  Territory  ("Sales  Services") as
described  in  Section  9.3;  (2)  perform   certain  site   acquisition   and
development  services  described  in Section  9.4 ("Site  Services");  and (3)
render support and other services ("Support  Services") to Restaurants located within the  Territory as described  in Section  9.5.  Franchisor  may grant AD the  nonexclusive  right,  but not the  obligation,  to serve as  landlord  to
Franchisees  in the  Territory.  In the event that AD requests  such right and
Franchisor  consents,  this Agreement shall govern the terms and conditions of such grant.

      3.2.  Rights and  Limitations  to  Territory.  During  this  Agreement's term,  Franchisor and its affiliates  will not establish and license any other area  directors  to act as special  agents to  perform  Sales  Services  or to render Site Services or Support Services to Franchisees  within the Territory;
provided,  however,  that  Franchisor  and its  affiliates  shall  retain such rights in the Territory as described in Section 3.3.

      3.3.  Reservation  of Rights to  Franchisor.  AD  acknowledges  that the rights granted by this  Agreement are  nonexclusive,  and Franchisor  (and its
affiliates  and  designees)   retains  the  right  (without   compensation  or
obligation whatsoever to AD unless specifically set forth):

            (a)   to contract  with  "Segment  Specialists"  to allow  Segment
Specialists to perform Site Services in the Territory,  in which case AD shall not be required  to perform  and,  to the extent not  performed,  shall not be compensated  for any Site  Services,  as set forth in  Section  6. A  "Segment
Specialist" means a person with whom Franchisor  contracts to perform all or a portion  of the  Site  Services  for  particular  QUIZNO'S  Restaurants  to be located at sites within the Territory,  such as malls or nontraditional  sites such as airports,  universities,  medical  facilities,  and the like.  Segment
Specialists,  such as mall  consultants and others with special  experience in locating and negotiating  access to sites,  may be used in order to facilitate the site  selection  process in  specialized  segments  that are  difficult to obtain by area directors.  Franchisor  reserves the right to determine when to use a Segment Specialist;

            (b)   to  use,  and to  license  others  to  use,  the  Marks  and
Licensed  Methods for the  operation  of other AD  Businesses  at any location outside  of  the  Territory  and  for  the  operation  of  Segment  Specialist businesses, wherever located;

            (c)   to  solicit  prospective  Franchisees,  and to  grant  other persons franchises to operate QUIZNO'S  Restaurants,  at such locations within and outside of the  Territory  and on such terms and  conditions as Franchisor deems  appropriate,  to own and  operate  for its own  benefit  such  QUIZNO'S
Restaurants  within the Territory  (subject to its obligation to compensate AD for Royalty Fees,  as set forth in Section 6.5),  and to provide Site Services for  franchised  QUIZNO's  Restaurants  within  the  Territory  (but  with  no obligation  to  pay  AD  any  Sales  Services  Commissions  or  Site  Services
Commissions,  respectively, in connection with Franchisees whom Franchisor has solicited or for whom Franchisor,  without the assistance of AD, has performed
Sales Services or Site Services);

            (d)   to use and license the use of alternative  proprietary marks
or  methods  in  connection  with  the  operation  of  restaurants   featuring
submarine  sandwiches,  salads, other food products,  and related services, at any  location  and within  any  territory  (including  the  Territory),  which businesses  may be the same as, or  similar  to, or  different  from  QUIZNO'S
Restaurants or may be in alternative channels of distribution; and

            (e)   to use the Marks and  Licensed  Methods in  connection  with
some  or  all  of  the  same   products  and  services   offered  by  QUIZNO'S
Restaurants,  other services and products,  promotional and marketing  efforts or related items, or in alternative channels of distribution,  including,  but not limited to, the  services  performed by Segment  Specialists  as described above, at any location and within any territory (including the Territory).

                         4 FRANCHISE SALES PROCEDURES

      4.1.  Development  Quota.  AD  agrees  to  comply  with the  development quota set forth in  Exhibit I to this  Agreement  ("Development  Quota")  with respect  to each Sales  Quarter.  The  determination  as to whether AD has met its  development  obligations  under this Agreement shall be made based on the number of Restaurants  open and operating at the end of a Sales  Quarter.  For purposes  of these  development  obligations,  a  Restaurant  must be open and operating in compliance  with the applicable  Franchise  Agreement in order to be counted toward the  satisfaction of the  Development  Quota. AD agrees that during the term of this Agreement,  it will at all times faithfully,  honestly and diligently  perform its obligations  hereunder and will continuously exert its best  efforts to promote and  enhance the  development  and  operation  of
QUIZNO'S Restaurants within the Territory.

      4.2.  Franchise   Registration  and  Disclosure.   Neither  AD  nor  any
employee or  representative  of AD shall solicit  prospective  Franchisees  of
QUIZNO'S  Restaurants  until  Franchisor has  registered  its current  Uniform
Franchise  Offering  Circular  ("UFOC") in  applicable  jurisdictions  and has provided  AD with  the  requisite  documents  or at any time  when  Franchisor notifies AD that its  registration  is not then in effect or its documents are not then in compliance with  applicable  law. If AD's  activities  pursuant to this Agreement require the preparation,  amendment, registration, or filing of information  or any  disclosure or other  documents,  all  requisite  offering
circulars,   ancillary  documents,  and  registration  applications  shall  be prepared and filed by Franchisor or its designee,  and  registration  secured, before AD may solicit prospective  Franchisees of QUIZNO'S Restaurants.  Costs of such  registration  applicable  to AD shall be borne by AD. In  particular,
AD shall:

            (a)   prepare  and  forward  to  Franchisor   verified   financial
statements  of AD in such form and for such periods as shall be  designated by
Franchisor,   including  audited  financial   statements,   if  necessary  and
appropriate  to comply with  applicable  legal  disclosure,  filing,  or other legal requirements;

            (b)   promptly  provide  all  information  reasonably  required by
Franchisor  to  prepare  all  requisite   offering   circulars  and  ancillary
documents for the offering of franchises throughout the Territory;

            (c)   execute  all  documents   required  by  Franchisor  for  the
purpose of registering AD and  Franchisor to offer  franchises  throughout the
Territory; and

            (d)   pay to Franchisor,  or its designee,  upon demand, the costs of  registering  and  preparing  those  portions  of  offering  circulars  and ancillary documents which are applicable to AD.

AD agrees to review all  information  pertaining to AD prepared to comply with legal  requirements  for selling  franchises  in the  Territory and verify its accuracy if so requested by Franchisor.  AD  acknowledges  that Franchisor and its  affiliates  and  designees  shall  not be  liable  to AD for any  errors, omissions, or delays which occur in the preparation of such materials.

      4.3.  Advertising,  Recruiting,  and Screening.  AD shall be responsible for advertising for,  recruiting,  screening,  and interviewing  prospects for
QUIZNO'S  Restaurant  franchises  within  the  Territory.   AD  shall  provide
prospective   Franchisees  with  written  information   regarding  a  QUIZNO'S
Restaurant  franchise  approved  by  Franchisor  or  communicate   information
regarding  QUIZNO'S  Restaurant  franchises  via the  telephone,  face-to-face meetings,  or visits at other QUIZNO'S  Restaurants  within the Territory.  AD shall submit each qualified applicant  ("Applicant") for a QUIZNO'S Restaurant franchise to Franchisor  for approval.  AD further  agrees that all Applicants submitted to Franchisor by AD, if an individual,  or the Managing Owner of the
Applicant,  if the Applicant is not an individual,  shall be  individuals  who
are  of  good  character,   have  adequate  financial   resources,   and  meet
Franchisor's  criteria for  Franchisees or Managing  Owners of Franchisees (as
Managing  Owner is defined in Section 7.1 of the  Franchise  Agreement).  Each application  for a franchise  received by AD shall be submitted to  Franchisor with all  information  respecting  the  Applicant,  the Managing  Owner of the
Applicant,  if applicable,  the Applicant's  proposed franchise  location,  if known,  and all other  information  then  customarily  required by  Franchisor
concerning   Applicants,   including  such  financial   statements  and  other
information  as  Franchisor  may  reasonably  require.  AD  shall  assist  the
Applicant in preparing such financial reports and other information.

      4.4.  Franchisor's Approval of Prospective  Franchisees.  By delivery of written  notice to AD,  Franchisor  shall approve or disapprove  Applicants to become QUIZNO'S  Restaurant  Franchisees.  Franchisor agrees to exert its best efforts to deliver  such  notification  to AD within  ten (10)  business  days after the later of: (a)  receipt  by  Franchisor  of a  complete  application, financial statement,  and other materials regarding the Applicant requested by
Franchisor;  or (b) the personal  interview of  Applicant  by  Franchisor,  if any.  Franchisor shall determine  whether the Applicant  possesses  sufficient financial  and  managerial  capability  and  meets  the  other  criteria  then utilized by Franchisor in the grant of  franchises.  Franchisor  may refuse to grant  a  franchise  to an  Applicant  if it so  chooses.  The  grant  of  the franchise  shall be  effected  only upon and after the full  execution  of the then-current Franchise Agreement by Franchisor and the Applicant.

                           5 PAYMENTS TO FRANCHISOR

      5.1.  Initial  Area  Marketing  Fee.  The  initial  area  marketing  fee
("Initial  Fee")  payable  to  Franchisor  by AD  in  consideration  for  AD's appointment  as AD within the Territory  shall be calculated  and set forth in the attached  Exhibit I.  Unless otherwise agreed,  the Initial Fee is payable in full upon execution of this  Agreement.  The Initial Fee is fully earned by
Franchisor upon receipt and is  nonrefundable  once paid,  provided,  however, that if this  Agreement  is  terminated  under  Section  17.2(a),  AD shall be entitled to a refund of the Initial Fee, less reasonable  expenses incurred by
Franchisor  in  connection  with  AD's  training.  AD  acknowledges  that  the
Initial  Fee  does not  include  payment  of any  initial  franchise  fees for individual QUIZNO'S Restaurants.

      5.2.  Financing  Administration  Fee. If AD finances  any portion of the
Initial Fee with Franchisor,  AD shall pay an additional administration fee of
one  thousand   dollars   ($1,000)  to  Franchisor   upon  execution  of  this
Agreement.

                         6 PAYMENTS TO AREA DIRECTOR

      6.1.  Sales Services  Commissions and Conditions of Payment.  During the
term of this  Agreement,  AD shall be paid a commission,  as set forth in this
Section,  based on a percentage of initial  franchise fees paid by Franchisees for the purchase of QUIZNO'S  Restaurant  franchises to be located  within the
Territory  ("Sales  Services  Commission"),  subject  to  fulfillment  of  the following conditions ("Franchise Sales Conditions"):

            (a)   Franchisee  executes a Franchise  Agreement with Franchisor, and an  initial  franchise  fee has  been  paid to and  actually  received  by
Franchisor  (Franchisor  shall not be deemed  to have  received  any fees paid into escrow,  if  applicable,  until such fees  actually have been remitted to
Franchisor);

            (b)   The sale for which the initial  franchise  fee has been paid is not a resale of any existing QUIZNO'S  Restaurant or any interest in such a
Restaurant; and

            (c)   AD has  complied  with all of its  other  obligations  under this  Agreement  with  respect  to such  sale  and has  verified  the  same to
Franchisor in writing in a form prescribed by Franchisor,  provided,  however, that AD shall not be entitled to any Sales  Services  Commission  with respect to franchised QUIZNO'S Restaurants  established in the Territory in connection with which AD performed no Sales Services.

      6.2.  Sales Services  Commission  Payments.  Sales Services  Commissions
shall be an amount equal to  twenty-five  percent  (25%) of the total  initial franchise  fees paid to  Franchisor  and will be payable  to AD within  twenty
(20) days after the Franchise Sales  Conditions have been fulfilled.  AD shall not receive any Sales Services  Commissions for QUIZNO'S Restaurants owned and operated  by  Franchisor  or  its  affiliates  or  designees  ("Company  Owned
Restaurants") in the Territory, if any, or as provided in Section 6.1.

      6.3.  Site  Services  Commissions.  During  the term of this  Agreement,
AD shall be paid a commission in an amount equal to twenty-five  percent (25%)
of the  total  initial  franchise  fees  paid to  Franchisor  ("Site  Services
Commission"),  payable within twenty (20) days after a  Franchisee's  QUIZNO'S
Restaurant  opens,  upon AD's  completion  of the Site  Services  described in
Section  9.4.  AD shall not  receive  Site  Services  Commissions  for Company
Owned  Restaurants  located  in  the  Territory,  or for  franchised  QUIZNO'S
Restaurants  within  the  Territory  for  which  Franchisor,  and not AD,  has performed such Site Services,  but all of these Restaurants shall count toward fulfillment of the Development Quota.

      Franchisor   shall  have  the  exclusive   right  to  employ  a  Segment
Specialist to provide Site Services in the Territory,  and the fees payable to the Segment Specialist  ("Segment Specialist Fee"), if any, for performing the
Site  Services in the  Territory  shall be paid by  Franchisor.  If Franchisor employs a Segment Specialist in the Territory,  it will deduct one-half (½) of the Segment  Specialist  Fee from the full Site Services  Commissions  that AD would have  received  had AD  performed  the Site  Services  performed  by the
Segment  Specialist  and then pay AD the balance,  assuming AD  performed  the
Site  Services  not  performed  by the  Segment  Specialist.  However,  if the portion  of the  Segment  Specialist  Fee  deducted  from  the  Site  Services
Commission  equals or exceeds the Site  Services  Commission,  AD shall not be entitled to any payment whatsoever for Site Services.

      6.4.  Commissions  on Transfers of  Franchises.  If,  during the term of this  Agreement,  a QUIZNO'S  Restaurant  located  within the  Territory or an interest in the  Restaurant is resold to a different  Franchisee  and the sale results  in the  execution  of a  Franchise  Agreement  and the  payment  of a transfer  fee,  then AD  will be paid a  commission  in the  amount  of  fifty percent  (50%) of the transfer fee paid and actually  received by  Franchisor, payable  within  twenty  (20)  days  after  the  completion  of the  transfer, provided  that  Franchisor  shall not be deemed to have received any fees paid into escrow,  if  applicable,  until such fees  actually have been remitted to
Franchisor.

      6.5.  Commissions  on Royalty Fees.  Franchisor  shall pay to AD, within twenty  (20)  days  after  the end of each  four (4) or five  (5) week  period determined  by  Franchisor,  forty  percent  (40%) of the royalty  fees (which
excludes   advertising  fees  and  any  fees  generated  from  the  activities
described  in  Section  3.3)  actually   received  by  Franchisor   from  each
Franchisee  located in the Territory during the applicable  period pursuant to their Franchise Agreement ("Royalty Fees").  Notwithstanding the foregoing:

            (a)   If  AD  has  failed  to  conduct  the  periodic  inspections described in Section 9.5 and to file a written  report or failed to perform in any material respect,  with respect to one (1) or more Franchisees  located in the  Territory,  the other  services  described in Section 9 to be provided to
Franchisees  located in the Territory  during any applicable  month,  AD shall not be entitled to receive  commissions  on Royalty  Fees with respect to such
Franchisees  for  the  period  during  which  reports  or  services  were  not provided.

            (b)   AD  shall  not  be  entitled  to  share  in or  receive  any commissions  on  Royalty  Fees  paid  to  Franchisor  by  Franchisees  in  the
Territory  prior to the time AD completes the initial AD training  program and commences full performance of the services set forth in Section 9.

            (c)   AD  shall  not  be  entitled  to  share  in or  receive  any commissions on Royalty Fees paid to Franchisor by  Franchisees  (or that would otherwise be payable by any Company Owned  Restaurant)  from any Restaurant in the Territory  that (i) was opened,  or operated  under a Franchise  Agreement entered  into,  prior  to the  Effective  Date of  this  Agreement;  (ii)  was constructed by Franchisor  and then sold or transferred to a Franchisee  under
Franchisor's  "Turnkey" program;  (iii) was a non-QUIZNO'S  operation acquired by  Franchisor  or its  affiliates  and  thereafter  converted  to a  QUIZNO'S
Restaurant;   or  (iv)  is  operated  in  an  airport   (collectively  "Exempt
Restaurants");  provided that AD will be paid two hundred  dollars  ($200) per month for any Exempt  Restaurant  located in the  Territory  in  exchange  for performance  of the  services  set  forth in  Section 9 with  respect  to such
Exempt  Restaurant,  and AD  shall  perform  those  services  at  Franchisor's request.

            (d)   To compensate AD for providing Support  Services,  except as set forth in Section 6.5(c),  AD shall receive payments equal to forty percent
(40%) of the Royalty Fees which would  otherwise be payable to Franchisor from any Company Owned Restaurants in the Territory.

      6.6.  Commissions After  Termination.  All payments under this Section 6 shall  immediately and  permanently  cease after the expiration or termination of this  Agreement,  although AD shall  receive all amounts which have accrued to AD as of the effective date of expiration or termination.

      6.7.  Application  of  Payments.  Franchisor's  payments  to AD shall be based  on  amounts  actually  collected  from  Franchisees,  not  on  payments accrued,  due, or owing. In the event of termination of a Franchise  Agreement for a QUIZNO'S Restaurant within the Territory under  circumstances  entitling
Franchisee  to the  return  of all or part  of the  initial  franchise  fee or
Royalty Fees (or in the event that  Franchisor  becomes  legally  obligated or decides to return part or all of the initial  franchise fee or Royalty  Fees),
Franchisor  may deduct the portion of the amount to be returned to  Franchisee in the same  proportion  as AD shared in the initial  franchise fee or Royalty
Fees from any future  amounts  owed AD.  Franchisor  shall apply any  payments received from a Franchisee  to any past due  indebtedness  of that  Franchisee for Royalty Fees, advertising contributions,  purchases from Franchisor or its affiliates,  interest,  or  any  other  indebtedness  of  that  Franchisee  to
Franchisor  or its  affiliates.  To the extent that such  payments are applied to a Franchisee's  overdue  Royalty Fee payments,  AD shall be entitled to its pro rata  share of such  payments,  less  its pro rata  share of the  costs of collection paid to third parties.

      6.8.  Setoffs.  AD  shall  not be  allowed  to set off  amounts  owed to
Franchisor  for fees or other  amounts  due under this  Agreement  against any monies owed to AD by  Franchisor,  which right of set off is hereby  expressly waived by AD.  Franchisor  shall be allowed to set off against amounts owed to
AD for  commissions,  Royalty Fees, or other amounts due under this  Agreement any monies owed to Franchisor by AD, including  setting off amounts owed to AD against  monies owed to Franchisor  for  commissions  on Sales  Services which
were  paid  to  AD  before   Franchisee   failed  to   successfully   complete
Franchisor's initial training program.

                            7 TRAINING ASSISTANCE

      7.1.  Area Director  Training.  Within sixty (60) days after the date of execution of this Agreement,  Franchisor shall furnish, and AD (or, if AD is a partnership,  corporation, or other entity, an individual designated by AD who owns at least  twenty-five  percent (25%) of the ownership  interest in AD and who has been approved by Franchisor,  who shall be designated as the "Managing
Owner")  shall  attend,  at AD's sole cost and  expense,  an initial  training
program   consisting  of  the  training  program  applicable  to  Franchisor's
Franchisees and such further  training as Franchisor  deems  advisable,  which
may  include  topics  such  as  marketing,   franchise  sales,  franchise  law
compliance,  site  selection,  and  restaurant  operations,  furnished at such place and time as Franchisor designates.

      7.2.  Length of  Training.  Franchisor  shall  determine the appropriate length of the portion of the initial AD training  program  applicable  only to
Area  Directors,  which will be in  addition to the second part of the initial
AD training program  applicable to Area Directors and Franchisees.  Other than the  Initial  Fee,  no  tuition  or fee  shall  be  charged  for  the  initial training.  However,  AD  shall  be  responsible  for  all  travel  and  living expenses  incurred in connection  with attendance at both parts of the initial training program.

      AD (or its Managing  Owner) may request  additional  training during the initial training  program,  to be provided at no additional  charge, if AD (or its Managing  Owner) does not feel  completely  trained in the operation of an
area  directorship   business.   However,   if  AD  (or  its  Managing  Owner)
satisfactorily  completes  Franchisor's initial training program, and does not inform  Franchisor in writing at the end of the initial  training program that
AD (or its Managing Owner) does not feel completely  trained,  then AD will be deemed to have been  trained  sufficiently  to operate  the area  directorship business.

      7.3.  Additional  Training.   The initial  training program will be made
available to replacement or additional  Managing  Owners and other  management personnel  during the term of this  Agreement.  Franchisor  reserves the right to  charge  a  tuition  or fee  in  advance  of  such  training.  AD  will  be responsible  for all travel and living  expenses  incurred by its personnel in
connection   with   attendance   at  the  training   program.   Further,   the
availability of the training programs will be subject to space  considerations and prior commitments to new QUIZNO'S Franchisees and ADs.

      7.4.  Seminars and Ongoing  Training.  From time to time, Franchisor may present  seminars,  conventions,  or continuing  development  programs for the benefit  of AD. AD or its  Managing  Owner  shall be  required  to attend  any ongoing  mandatory  seminars,  industry  conventions,  or programs  offered by
Franchisor.  If AD  fails  to  attend  a  mandatory  seminar,  convention,  or program without  obtaining  Franchisor's  prior written  approval and fails to arrange for  attendance at an alternate  time, AD shall be required to make up the missed  program at a time and place  designated by Franchisor  and will be charged one thousand five hundred  dollars  ($1,500) for each program  missed.
Franchisor  shall give AD at least thirty (30) days' prior  written  notice of any  seminar,  convention,  or program  that is deemed  mandatory.  Franchisor will not require that AD attend any ongoing  training more often than five (5)
times per  calendar  year.  AD will be  responsible  for all travel and living expenses associated with attendance at any ongoing training programs.

                     8  FRANCHISOR'S OPERATING ASSISTANCE

      8.1.  AD  Manual.  Franchisor  shall,  in  addition  to the AD  training program,  loan to AD during the term of this  Agreement one (1) copy of its AD
Manual to assist AD and its employees in conducting the business  contemplated
by  this   Agreement.   Franchisor  may  prescribe   mandatory  and  suggested
standards  and  operating  procedures  for AD in the AD  Manual,  which may be modified  from time to time by  Franchisor.  AD shall  keep its copy of the AD
Manual  current.  In the  event  of a  dispute  relating  to  the  AD  Manual,
Franchisor's  master  copy  controls.  AD may not at any time copy any part of the AD Manual  unless  approved  in writing by  Franchisor.  In the event AD's copy of the AD Manual is lost,  destroyed,  or damaged,  AD shall be obligated
to  obtain  from  Franchisor,   at  Franchisor's  then  applicable  charge,  a
replacement  copy  of  the  AD  Manual.  The  AD  Manual  and  other  writings communicated to AD shall constitute  material  provisions of this Agreement as if fully set forth within its text.

      8.2.  Operating   Assistance.   Franchisor   will  make   available  the
following services during the term of this Agreement:

            (a)   Upon the reasonable  request of AD,  telephone  consultation
regarding  advice  related  to  franchise  sales,   Franchisee  support,   and
assistance; and

            (b)   Access  to  franchise  sales   advertising  and  promotional
materials developed by Franchisor,  the reasonable cost of which may be passed on to AD at Franchisor's option.

                        9  AREA DIRECTOR'S OBLIGATIONS

      9.1.  Hiring and Training of Employees of Area  Director.  AD shall hire all of AD's  employees,  shall be  exclusively  responsible  for the  terms of their employment and compensation,  and shall implement a training program for employees to ensure their compliance with Franchisor's requirements;  provided that AD shall not employ any person who  Franchisor has determined is unfit to
represent   Franchisor  in  marketing   QUIZNO'S   Restaurant   franchises  or
furnishing services to Franchisees.

      9.2.  Commencement of  Business.  Unless  otherwise agreed to in writing by Franchisor  and AD, AD has sixty (60) days from the date of this  Agreement within which to complete  the first part of its initial  training and commence operation  of its  QUIZNO'S  AD  Business.  Franchisor  will  extend  the time within which AD must commence  operations for a reasonable  period of time, in the event that factors beyond AD's reasonable  control prevent AD from meeting this schedule,  so long as AD has made  reasonable  and continuing  efforts to comply and AD  requests in writing an  extension  of time in which to have its
Business  established  before  the  period  lapses.  The  obligations  of  AD, including Sales Services,  shall commence at the earlier of the date AD or its
Managing  Owner has  satisfactorily  completed the first part of  Franchisor's initial  training  program or sixty (60) days from the date of this Agreement.
AD will  also,  at AD's  expense,  purchase  or  otherwise  obtain  for use in connection  with the Business (a) computer  hardware and software  that comply with the standards and  specifications  of Franchisor;  (b) an office serviced by a  minimum  of one  dedicated  telephone  line  with  24-hour  professional answering  service  or  voice  mail;  (c) a  facsimile  machine  with  its own dedicated  telephone  line;  (d) business  cards and  stationery;  and (e) any other items  required by the AD Manual.  The telephone  number of the Business office  must be  advertised  in the white and  yellow  pages of the  telephone directories distributed in the Territory.

      9.3.  Sales  Services.   AD  shall  solicit  and  identify   prospective
Franchisees for QUIZNO'S Restaurants to be located within the Territory.

      9.4.  Site  Services.  AD shall perform the  following  Site Services on behalf of  Franchisor  with  respect to  Franchisees  of QUIZNO'S  Restaurants located in the Territory (unless Franchisor  indicates  otherwise with respect to Franchisees for whom Franchisor will perform such services):

            (a)   Assist  with   Restaurant   location   selection   for  each
Franchisee,  which shall consist of providing  each  Franchisee  with criteria for a  satisfactory  site and assisting  each  Franchisee in completing a site
submittal  package  (containing  such  demographic,   commercial,   and  other
information as Franchisor  may reasonably  require) for each location at which
Franchisee proposes to establish and operate a QUIZNO'S Restaurant,  assist in
negotiating   lease  terms,   and  coordinate  the  work  of  contractors  and
architects with respect to the development of each QUIZNO'S Restaurant;

            (b)   Provide  standards  and  specifications  for the build  out, interior design,  layout, floor plan, signs, designs,  color, and decor of the
Restaurant as prescribed from time to time by Franchisor; and

            (c)   Submit   completed   forms  and  reports  to  Franchisor  as
prescribed  by  Franchisor  from time to time,  including  site  selection and pre-opening assistance forms and reports related to leases and construction.

      9.5.  Pre-Opening and Opening Support Services:

            (a)   Provide  advice to  Franchisee  regarding  the standards and specifications  for the  equipment,  supplies,  and materials used in, and the menu items offered for sale by, the Restaurant and advice regarding  selecting
suppliers  for  purchasing   items  used  in  connection   with  the  QUIZNO'S
Restaurant;

            (b)   Provide  initial  training  and on-site  assistance  for not less than eighty (80) hours in the opening of QUIZNO'S  Restaurants located in the Territory; and

            (c)   Provide  guidance in implementing  advertising and marketing programs,  operating and sales  procedures,  and  bookkeeping  and  accounting programs.

      9.6.  Ongoing   Support   Services.   With  respect  to  Franchisees  of
QUIZNO'S Restaurants located in the Territory,  AD shall perform the following
Support Services on behalf of Franchisor:

            (a)   Upon  the   reasonable   request  of   Franchisee,   provide
telephone  consultation  regarding the continuing  operation and management of the Restaurant  and advice  regarding  restaurant  services,  product  quality control, menu items, and customer relations issues;

            (b)   Provide   on-going   updates  of  information  and  programs
regarding  menu items and their  preparation,  the  Restaurant  business,  and related Licensed Methods,  including,  without  limitation,  information about special or new services of Franchisor;

            (c)   Provide  advice and  assistance  to Franchisee in connection with developing and improving Franchisee's Restaurant;

            (d)   Conduct at least one (1) quality  assurance  inspection  (or reinspection  in the  case of a  failed  first  inspection)  of each  QUIZNO'S
Restaurant in the Territory  every month in the manner  required by Franchisor from time to time,  said  inspections  to be verified by written  reports in a form acceptable to Franchisor and to be conducted by the Managing Owner.

            (e)   Provide  access to  advertising  and  promotional  materials developed by Franchisor from time to time;

            (f)   At Franchisor's  written  request,  establish an advertising cooperative for all QUIZNO'S  Restaurants located in the Territory using forms and procedures supplied by Franchisor; and

            (g)   Submit  periodic  reports to Franchisor on activities in the
Territory using procedures and forms prescribed by Franchisor.

      9.7.  Dealings  with  Franchisees.  AD  acknowledges  that  it is  being
delegated   certain   responsibilities   of  Franchisor  under  the  Franchise
Agreement  to   Franchisees  in  the  Territory.   The   responsibilities   to
Franchisees  are to be performed  by AD as  described in this  Agreement or as set forth in the AD Manual or other  reasonable  standards and  specifications provided  by  Franchisor  from  time  to  time,  and the  responsibilities  to
Franchisees will not materially  change during the term of this Agreement.  In providing  services  to  Franchisees  of QUIZNO'S  Restaurants  located in the
Territory,  AD shall in all respects  comply with the terms and  conditions of any Franchise  Agreement or other  agreement in effect between  Franchisee and
Franchisor.  AD understands,  however, that its rights as an area director are only by virtue  of this  Agreement  and that it is not in any  manner a party, third party beneficiary,  or holder of any other right or title to or interest in  any  Franchise  Agreement.  Similarly,  no  Franchisee  is a  third  party beneficiary of this Agreement or any other  agreement  between  Franchisor and
AD. AD agrees  that it may not under any  circumstances  sell any  products or other items to, or collect any money for any reason from,  Franchisees without
Franchisor's prior written consent.

      9.8.  Area  Director's  Inspections.  AD shall  ascertain  through field audits,  reviews,  and  inspections  that each Franchisee in the Territory has complied  satisfactorily with all of the terms and conditions of the Franchise
Agreement,   specifications,   standards,   operating   procedures,   and  the
Franchisee's  Operations  Manual  and  shall  promptly  notify  Franchisee  in
writing,   with  a  copy  and  evaluation   report  to   Franchisor,   of  any
deficiencies;  provided,  however,  AD understands and  acknowledges  that its inspections and reports are advisory only and that Franchisor  shall have: (a)
all of the rights to inspect and ascertain  compliance of all  Franchisees  as if this  Agreement  were not in effect;  (b) the sole right to send notices of default to Franchisee;  (c) the sole right to terminate a Franchise  Agreement for failure to cure such defaults (if an opportunity to cure is granted);  and
(d) the sole right to take any legal action with  respect to any  violation of a Franchise  Agreement.  If AD believes  that any  Franchisee in the Territory has  breached a Franchise  Agreement  with  Franchisor,  AD shall  document in writing all facts  related to the alleged  breach and request in writing  that
Franchisor  investigate  such alleged breach.  If, as a result of Franchisor's investigation,  Franchisor  determines that there is a breach by Franchisee of its Franchise  Agreement with  Franchisor,  Franchisor may take such action as it deems appropriate.

      9.9.  Obligations  Under  Prime  Leases and  Subleases.  If AD  receives
Franchisor's  prior written approval (i) of the authority to act as a landlord to a Franchisee  pursuant to Section 3.1; and (ii) of a proposed  Prime Lease, which  approval  will not be  unreasonably  withheld,  AD may enter  into such approved Prime Lease as tenant  (subject to  Franchisor's  or its  affiliate's right  to enter  into a master  lease  with AD and  then a  sublease  with the
Franchisee)  and thereby lease Premises  located in the Territory for the sole purpose of  subleasing  the  Premises  at AD's cost or  assigning  AD's rights under a Prime Lease to a Franchisee for a QUIZNO'S  Restaurant.  AD may sublet the  Premises  to a  Franchisee  if  AD  obtains  Franchisor's  prior  written approval of the proposed  Sublease,  which  approval will not be  unreasonably withheld.  Alternatively,  AD may assign its rights  under a Prime  Lease to a
Franchisee if AD obtains  Franchisor's  prior written approval of the proposed
Assignment,  which approval will not be  unreasonably  withheld.  If AD enters into a Prime Lease, a Sublease,  an Assignment,  or some combination  thereof,
AD shall be  obligated  promptly  to pay all sums due under such  Prime  Lease and/or Sublease and/or  Assignment,  if not paid by the Franchisee,  and shall
otherwise   comply  with  all  terms  and  conditions  of  all  Prime  Leases,
Assignments, and Subleases executed by AD.

                                   10 MARKS

      10.1. Ownership and Goodwill of Marks.  AD  acknowledges  that its right to use the Marks is derived  solely from this  Agreement  (unless  such rights are  granted  under a  separate  written  agreement  with  Franchisor)  and is limited to use in operating as an AD pursuant to and in  compliance  with this
Agreement.  Any  unauthorized use of the Marks by AD shall constitute a breach of this Agreement and an infringement of Franchisor's  and TQC's rights in and to the Marks. AD  acknowledges  and agrees that its usage of the Marks and any goodwill  established  by that use  shall  inure  to  Franchisor's  and  TQC's exclusive  benefit  and that this  Agreement  does not confer any  goodwill or other interests in the Marks upon AD.

      10.2. Limitations  on Use.  AD  shall  not use any  Mark  (a)  with  any prefix,  suffix, or other modifying words,  terms,  designs, or symbols (other than  logos  licensed  to AD under this  Agreement),  (b) in  connection  with unauthorized  services  or  products,  (c) as  part  of  any  domain  name  or electronic  address  maintained  on the  Internet,  the World Wide Web, or any other similar  proprietary or common carrier  electronic  delivery system,  or
(d) in any other manner not  expressly  authorized  in writing by  Franchisor.
AD agrees to give such notices of trademark and service mark  registration  as
Franchisor  specifies  and to use and obtain such  fictitious  or assumed name registrations  required  by  Franchisor  or under  applicable  law. AD further agrees  that no  service  mark  other  than  "QUIZNO'S"  or such  other  Marks specified by Franchisor  shall be used in marketing,  promoting,  or operating
AD's Business.

      AD has the right to use the trade name  "QUIZNO'S"  in the legal name of the entity used to conduct  the AD  Business.  AD may not  register or attempt to  register  in its own name any trade name using the word  "QUIZNO'S."  When this  Agreement  expires or is  terminated,  AD must execute any assignment or other  documents  Franchisor  requires to transfer to Franchisor any rights AD possesses in a trade name  utilizing  "QUIZNO'S" or any other Mark  Franchisor owns.

      10.3. Discontinuance  of Use of Marks.  If it becomes  advisable  at any time for  Franchisor  to  modify  or  discontinue  use of any Mark by AD or to require  AD to use one or more  additional  or  substitute  trade  or  service marks, AD agrees to comply, at its own expense,  with Franchisor's  directions to do so within a reasonable  time after  receiving  notice.  Franchisor  need not reimburse AD for its direct  expenses of doing so, for any loss of revenue due to any modified or discontinued  Mark, or for AD's expenses of promoting a modified or substitute trademark or service mark.

      10.4. Notification of  Infringements  and Claims.  AD shall  immediately notify Franchisor of any apparent  infringement of or challenge to AD's use of any Mark,  or claim by any person of any rights in any Mark,  and AD shall not
communicate   with  any  person  other  than  Franchisor  or  its  counsel  in connection  with  any  such  matter.  AD may  not  settle  any  claim  without
Franchisor's  and TQC's prior  written  consent.  Franchisor  and TQC may take such action as they deem  appropriate and control  exclusively any litigation,
U.S.  Patent  and  Trademark  Office  proceeding,   or  other   administrative
proceeding  arising  out of any  such  infringement,  challenge,  or  claim or otherwise  relating to any Mark. AD agrees to execute any and all  instruments and  documents,  render  such  assistance,  and  perform  such acts as, in the opinion of  Franchisor's  and TQC's  counsel,  are  necessary  or advisable to protect and maintain Franchisor's and TQC's interests in the Marks.

                         11 CONFIDENTIAL INFORMATION

      11.1. Confidential  Information.  Franchisor  and  TQC  possess  certain proprietary  confidential  information consisting of the methods,  techniques,
formats,  specifications,   procedures,   information,   systems,  methods  of
business  management,  sales and  promotion  techniques,  and knowledge of and
experience   in  operating   and   franchising   QUIZNO'S   Restaurants   (the
"Confidential  Information").   Franchisor  shall  disclose  the  Confidential
Information  to AD in the  training  program,  the AD Manual,  and in guidance furnished  to AD  during  this  Agreement's  term.  AD will  not  acquire  any interest in the Confidential  Information,  other than the right to utilize it in the Territory in performing  its duties during the term of this  Agreement,
and  AD  acknowledges   that  the  use  or  duplication  of  the  Confidential
Information  in any other business  venture would  constitute an unfair method of competition.  AD acknowledges and agrees that the Confidential  Information is  proprietary,  includes  trade  secrets  of  Franchisor  and  TQC,  and  is disclosed  to AD  solely  on the  condition  that AD  agrees,  and AD (and its shareholders,  partners,  members,  and  managers,  if  AD  is a  corporation, partnership,  or limited  liability  company)  does hereby  agree that AD: (a)
shall not use the Confidential  Information in any other business or capacity;
(b)  shall  maintain  the  absolute   confidentiality   of  the   Confidential
Information  during and after the term of this  Agreement;  (c) shall not make unauthorized copies of any portion of the Confidential  Information  disclosed in written or other  tangible  form;  and (d) shall  adopt and  implement  all reasonable  procedures  prescribed  from time to time by Franchisor to prevent unauthorized  use or disclosure of the  Confidential  Information.  All ideas, concepts,  techniques,  or materials  concerning a QUIZNO's  Restaurant  or AD
Business,  whether  or  not  protectable  intellectual  property  and  whether created by or for AD or its owners or  employees,  must be promptly  disclosed to  Franchisor  and will be deemed  Franchisor's  and TQC's sole and exclusive property,  part of the QUIZNO'S System, and works made-for-hire for Franchisor and TQC.  To the  extent any item does not  qualify as a "work  made-for-hire"
for  Franchisor  and TQC, AD assigns  ownership of that item,  and all related rights to that item, to Franchisor  and TQC and must sign whatever  assignment or other  documents  TQC  requests  to show  ownership  or to help TQC  obtain intellectual property rights in the item.

      11.2. Nondisclosure and Noncompetition  Agreement.  Franchisor  reserves the  right  to  require  AD  to  have  each  of  its  shareholders,  officers, directors,  partners,  employees,  members,  and  managers,  and,  if AD is an individual,  AD's spouse, execute a Nondisclosure and Noncompetition Agreement in a form approved by Franchisor.

                          12 EXCLUSIVE RELATIONSHIP

      12.1. Exclusive   Relationship.   Franchisor   has  entered   into  this
Agreement  with  AD on the  condition  that  AD  will  deal  exclusively  with
Franchisor.  AD  acknowledges  and agrees that  Franchisor  would be unable to protect  its  and  TQC's  Confidential  Information  or to  encourage  a  free exchange of ideas and information  among area directors and Franchisor if area directors  were permitted to hold interests in any  Competitive  Business,  as defined  below.  AD  therefore  agrees  that,  during this  Agreement's  term, neither AD, AD's  shareholders,  members,  owners, or partners who participate in the  management of AD, nor AD's spouse,  nor, if  applicable,  the Managing
Owner, shall:

            (a)   have any  direct or  indirect  interest  as a  disclosed  or beneficial owner in a "Competitive  Business,"  wherever located or operating, defined as a business operating,  or granting franchises or licenses to others to operate,  a restaurant  or other food service  business  deriving more than ten percent (10%) of its gross receipts,  excluding gross receipts relating to the  sale of  alcoholic  beverages,  from  the  sale  of  submarine  or  other
sandwiches   (excluding   QUIZNO'S   Restaurants   operated  under   franchise
agreements with Franchisor);

            (b)   perform services as a director,  officer, manager, employee, consultant,  representative,  agent, or otherwise for a Competitive  Business, wherever located or operating;

            (c)   divert or attempt to divert any business  related to, or any customer or account of, the AD Business,  Franchisor's  business, or any other
QUIZNO'S area director's or  Franchisee's  business,  by direct  inducement or otherwise,  or divert or attempt to divert the  employment  of any employee of
Franchisor,  TQC, or another area director or  Franchisee  to any  Competitive
Business; or

            (d)   directly or  indirectly  solicit or employ any person who is employed by Franchisor or TQC.

      Notwithstanding  the  foregoing,  (i) AD shall  not be  prohibited  from owning  securities in a Competitive  Business if such securities are listed on a stock exchange or traded on the  over-the-counter  market and represent five percent (5%) or less of that class of securities  issued and outstanding;  and
(ii) AD will not be deemed to be  operating a  Competitive  Business,  as that term is defined above, if AD temporarily  operates a QUIZNO'S Restaurant which either had been sublet to a Franchisee under an approved  Sublease or had been assigned  to a  Franchisee  under an approved  Assignment  for a period of not more than ninety (90) consecutive  days following the Franchisee's  failure to operate such QUIZNO'S  Restaurant for a period of five (5) consecutive days or a default by the  Franchisee  under the terms of its  Sublease or  Assignment.
If AD operates any QUIZNO'S  Restaurant  for a period  longer than ninety (90)
consecutive  days,  then  Franchisor will have the right to require AD to sign
Franchisor's   then-current  form  of  Franchise   Agreement  to  govern  AD's
operation of such Restaurant.

                            13. OPERATING STANDARDS

      13.1. Standards  of  Service.   AD  shall  at  all  times  give  prompt,
courteous,  and efficient  service to QUIZNO'S  Restaurant  Franchisees in the
Territory.   AD  shall,   in  all  dealings  with   Franchisees,   prospective
Franchisees,  and the  public,  adhere to the  highest  standards  of honesty, integrity, fair dealing, and ethical conduct.

      13.2. Compliance  with  Laws  and  Good  Business  Practices.  AD  shall secure and maintain in force all required licenses,  permits, and certificates relating  to  AD's  activities  under  this  Agreement  and  operate  in  full
compliance  with  all  applicable  laws,  ordinances,   and  regulations.   AD
acknowledges   being  advised  that  many   jurisdictions  have  enacted  laws
concerning the advertising,  sale, renewal, and termination of, and continuing relationship  between parties to, a franchise  agreement,  including,  without limitation,  laws concerning  disclosure  requirements.  AD agrees promptly to become aware of, and to comply with, all such laws and legal  requirements  in force in the Territory and to utilize only offering  circulars that Franchisor has approved for use in the applicable jurisdiction.

      13.3. Accuracy   of   Information.   Before   it  offers  or  sells  any
franchise,  AD shall  each  time take  reasonable  steps to  confirm  that the
information  contained  in  any  written  materials,   agreements,  and  other
documents  related to the offer or sale of  franchises is true,  correct,  and not  misleading  at the time of such  offer or sale and that the offer or sale of such  franchise will not at that time be contrary to or in violation of any applicable  state law related to the  registration of the franchise  offering.
Franchisor  shall provide AD with any changes to its disclosure  documents and other  agreements  on a  timely  basis  and,  upon  request,  provide  AD with
confirmation  that  the  information   contained  in  any  written  materials,
agreements,  or  documents  being  used  by  AD  is  true,  correct,  and  not misleading,  except  for  information  specifically  relating  to  disclosures regarding  AD. If AD notifies  Franchisor  of an error in any  information  in
Franchisor's  documents,  Franchisor shall have a reasonable period of time to attempt to correct any deficiencies,  misrepresentations, or omissions in such information.

      13.4. Notification  of  Litigation.   AD  shall  notify   Franchisor  in
writing  within  five (5) days after the  commencement  of any  action,  suit, arbitration,  proceeding,  or  investigation,  or the  issuance  of any order,
writ,   injunction,   award,  or  decree,  by  any  court,  agency,  or  other
governmental  instrumentality  which  names  AD (or  its  Managing  Owner)  or otherwise concerns the operation or financial  condition of AD, AD's Business, or any Franchisee.

      13.5. Ownership and  Management of Business.  AD's Business shall at all times be under the direct,  day-to-day,  full-time  supervision  of AD (or the
Managing  Owner).  AD shall at all times during the term of this Agreement own and control the Business.  Upon the request of  Franchisor,  AD shall promptly
provide  satisfactory  proof  of  such  ownership.   AD  represents  that  the
Statement of  Ownership,  attached to this  Agreement as Exhibit III, is true, complete,  and not  misleading.  AD shall  promptly  provide  Franchisor  with written  notification  if  the  information  contained  in  the  Statement  of
Ownership  changes at any time  during the term of this  Agreement  and comply with the applicable  transfer provision  contained in Section 15. If AD is not an  individual,  an individual or individuals  designated by Franchisor  shall execute the Guaranty and  Assumption of AD's  Obligations  attached  hereto as
Exhibit II and incorporated in this Agreement by this reference.

      13.6. Conflicting   Interests.   AD  shall  at  all  times   faithfully,
honestly,  and  diligently  perform its  obligations  under this Agreement and continuously exert its best efforts to promote,  enhance, and service QUIZNO'S
Restaurants  in the  Territory.  AD shall not engage in any other  business or activity,  directly or indirectly,  including operating a QUIZNO'S Restaurant, that requires any significant  management  responsibility or time commitments, or otherwise may conflict with AD's obligations under this Agreement,  without the prior written approval of Franchisor.

      13.7. Insurance.  AD  shall  at  all  times  during  the  term  of  this
Agreement  maintain  in force,  at AD's  sole  expense,  insurance  for the AD
Business of the types,  in the amounts,  and with such terms and conditions as
Franchisor  may from time to time  prescribe  in the AD  Manual or  otherwise.
All of the  required  insurance  policies  shall  name  Franchisor  and TQC as additional  insureds,  contain a waiver of the  insurance  company's  right of subrogation  against  Franchisor  and TQC,  and provide that  Franchisor  will receive  thirty (30) days' prior written  notice of  termination,  expiration, cancellation, or modification of any such policy.

      13.8. Proof of Insurance  Coverage.  AD will provide  proof of insurance to  Franchisor  before  beginning  operations  of its AD Business.  This proof will show that the insurer has been  authorized  to inform  Franchisor  in the event any  policies  lapse or are  canceled or  modified.  Franchisor  has the right  to  change  the  types,  amounts,  and  terms of  insurance  that AD is required  to  maintain  by giving AD prior  reasonable  notice.  Noncompliance with these  insurance  provisions  shall be deemed a  material  breach of this
Agreement;  and, in the event of any lapse in insurance  coverage,  Franchisor shall have the right,  in  addition to all other  remedies,  to demand that AD cease  operations of its AD Business  until  coverage is reinstated or, in the alternative,  to pay any delinquencies in premium payments and charge the same back to AD.

      13.9. Advertising  in  Territory.  AD is  required  to spend  monthly an amount  equal to the greater of (i) one half  percent  (½%) of the  Population
Portion  of  AD's  Initial  Fee,  or  (ii)  four  hundred  dollars  ($400)  on advertising  for  prospective  Franchisees in the  Territory.  If, at any time during the term of this Agreement,  the sum of the number of Restaurants  open and operating within the Territory plus the number of unopened  Restaurants in the  Territory  for which  Franchise  Agreements  have been signed (the "Sum")
equals the Development  Quota for the entire term of this  Agreement,  then AD shall not be  obligated to spend any  additional  amounts on  advertising  for such time period that the Sum  continues to exceed the  aggregate  Development
Quota.  However,  if the Sum  declines  for any reason  below  that  aggregate
Development  Quota at any time during this Agreement's  term, then AD shall be required  to  advertise  as  provided  in this  Section.  AD shall  submit  to
Franchisor an accounting  of the amounts  spent on  advertising  within thirty
(30)  days  following  the  end of each  quarter  following  the  date of this
Agreement.  In addition to the  required  amount  spent on local  advertising,
Franchisor  reserves the right to require AD to participate,  at AD's expense, in a  maximum  of two (2)  trade  shows  each  year,  such  trade  shows to be selected by Franchisor.  AD agrees to list its Business  telephone  numbers in the  white  pages  and in  the  yellow  or  classified  telephone  directories distributed in the Territory.

      13.10....Approval of  Advertising.  Prior to their use by AD, samples of all advertising and promotional  materials not prepared or previously approved by Franchisor  shall be submitted to Franchisor  for approval,  which approval shall  not be  unreasonably  withheld.  AD shall  not use any  advertising  or promotional  materials that Franchisor has  disapproved.  AD acknowledges  and understands  that  certain  states  require  the  filing  of  franchise  sales
advertising   materials   with  the   appropriate   state   agency   prior  to
dissemination.  AD  agrees  fully  and  timely  to  comply  with  such  filing requirements  at AD's own expense unless such  advertising has been previously filed  with the state by  Franchisor.  Franchisor  may charge AD for the costs incurred by  Franchisor  in  printing  large  quantities  of  advertising  and marketing materials supplied by Franchisor to AD at AD's request.

      13.11....Accounting,  Bookkeeping and Records.  AD shall maintain at its business premises in the Territory all original  invoices,  receipts,  checks, contracts,  licenses,  acknowledgment  of receipt forms,  and  bookkeeping and business  records  Franchisor  requires from time to time. AD shall furnish to
Franchisor,  within one hundred twenty (120) days after the end of AD's fiscal year,  a balance  sheet and profit and loss  statement  for AD's  Business for such year (or monthly or  quarterly  statement if required by  Franchisor,  in which case such statements also shall reflect  year-to-date  information).  In addition, upon request of Franchisor,  within ten (10) days after such returns are filed, exact copies of federal and state income,  sales, and any other tax returns  and such  other  forms,  records,  books,  and other  information  as
Franchisor  periodically  requires  regarding AD's Business shall be furnished to  Franchisor.  AD shall  maintain  all records  and reports of the  business conducted  pursuant  to this  Agreement  for at least two (2) years  after the date of termination or expiration of this Agreement.

      13.12....Reports.   AD  shall,  as  often  as  required  by  Franchisor,
deliver to Franchisor a written report of its Business  activities during such period  required  in  Sections  9.4  and  9.6,  in such  form  and  detail  as
Franchisor may from time to time specify,  including information about efforts to  solicit  prospective  Franchisees,  the  status  of  pending  real  estate transactions,  and the status of the  Restaurants in the Territory.  AD shall, as often as required by Franchisor during the term of this Agreement,  deliver to Franchisor the quality  assurance  inspection  reports  required in Section
9.6  for  each  Franchisee  in the  Territory  in  such  form  and  detail  as
Franchisor may from time to time specify.

                          14. INSPECTIONS AND AUDITS

      14.1. Inspections  and  Audits.  To  determine  whether AD is  complying with this  Agreement,  Franchisor or its designee  shall have the right at any time during normal  business  hours,  and without prior notice to AD, to enter the  premises in which AD is then  keeping its  business  records and inspect, and conduct an audit of, the  business  records,  bookkeeping  and  accounting records,  invoices,  payroll records,  time cards, check stubs, bank deposits, receipts,  sales tax  records  and  returns,  and other  business  records and documents of AD's Business.  AD and its employees  shall fully  cooperate with representatives of Franchisor making,  conducting,  supervising,  or observing any such inspection or audit.

                                 15. TRANSFERS

      15.1. Transfers  by  Franchisor.   AD   acknowledges   that   Franchisor
maintains  a staff to manage and operate  the  QUIZNO's  System and that staff members can change  from time to time.  AD  represents  that it has not signed this Agreement in reliance on any shareholder,  director, officer, or employee remaining  with  Franchisor  in  that  capacity.  Franchisor  may  change  its ownership  or form  and/or  assign  this  Agreement  and any  other  agreement without restriction.

      15.2. Transfers by Area  Director.  AD agrees that the rights and duties created by this Agreement are personal to AD (or its  shareholders,  partners, or  members,  if  AD  is a  corporation,  partnership,  or  limited  liability company) and that  Franchisor has entered into this Agreement in reliance upon
Franchisor's  perceptions  of the individual or collective  character,  skill, aptitude,  attitude,  business ability,  and financial  capacity of AD (or its shareholders,  members, managers, or partners). Accordingly, without the prior written  consent  of  Franchisor,  which  consent  will  not  be  unreasonably withheld,  neither this Agreement (or any interest herein) nor any part or all of the ownership of AD may be  transferred.  Any  unauthorized  transfer shall constitute a breach of this  Agreement  and be void and of no effect.  As used in this Agreement,  the term "transfer"  shall mean and include the voluntary, involuntary,  direct, or indirect  assignment,  sale,  subfranchise,  gift, or other  disposition  by AD (or any of its owners) of any  interest in: (1) this
Agreement; (2) the ownership of AD; or (3) the assets of the Business.

      15.3. Conditions  for  Approval  of  Transfer.  Franchisor  shall not be obligated  to approve a proposed  transfer  unless AD (and its  owners) are in full  compliance  with  this  Agreement.  Franchisor  shall  not  unreasonably withhold its  approval of a proposed  transfer  that meets all the  applicable requirements of this Section.  The proposed  transferee and its owners must be individuals  of good moral  character and  otherwise  meet  Franchisor's  then
applicable  standards  for  area  directors.   If  the  transfer  is  of  this
Agreement and the AD Business,  or a Controlling  Interest (as defined  below)
in AD, or is one of a series of transfers  (regardless of the time period over which such  transfers  occur) which in the aggregate  transfer this  Agreement and the AD Business  or a  Controlling  Interest  in AD, all of the  following conditions must be met before or  concurrently  with the effective date of the transfer:

            (a    The   transferee   has   sufficient   business   experience,
aptitude,  and financial  resources to act as an area  director,  agrees to be bound by all of the terms and conditions of this Agreement (unless  Franchisor exercises its option under  subparagraph  (e) below to require the  transferee to sign its then current form of  agreement),  and,  with its Managing  Owner,
must  have   completed   Franchisor's   training   program   to   Franchisor's
satisfaction;

            (b    AD  has  paid  all  amounts  owed  to   Franchisor   or  its
affiliates and third party  creditors and submitted to Franchisor all required reports and statements;

            (c    AD or the transferee  has paid  Franchisor a transfer fee in the amount of five thousand  dollars  ($5,000) to defray  expenses  Franchisor incurs in connection with the transfer;

            (d    AD  (and  its   transferring   owners)  executes  a  general
release,  in form  satisfactory  to Franchisor,  of any and all claims against
Franchisor  and its affiliates and their  respective  shareholders,  officers, directors, employees, and agents;

            (e    The transferee  signs an express written  assumption of AD's obligations  pursuant  to this  Agreement  or, at the  option  of  Franchisor, executes  an Area  Director  Marketing  Agreement  in the form  then-currently offered by Franchisor,  the duration of which will end on the expiration  date of this  Agreement and the terms of which may differ  materially  from any and all of the terms contained in this  Agreement,  and which shall supersede this
Agreement  in all  respects.  If a new Area  Director  Marketing  Agreement is signed,  however,  the  transferee  will not be required to pay any additional initial fee;

            (f    Franchisor  approves the material  terms and  conditions  of such  transfer,  including,  without  limitation,  that the price and terms of payment  are  not  so  burdensome  as to  affect  adversely  the  transferee's business as an area director of Franchisor;

            (g    If AD (and the  transferring  owners)  finances  any part of the sale price of the transferred  interest,  AD and its owners agree that all obligations  of the  transferee  under any promissory  notes,  agreements,  or security interests shall be subordinate to the transferee's  obligation to pay fees and other amounts due to Franchisor  and its  affiliates and otherwise to comply with this Agreement; and

            (h    AD (and its  transferring  owners) executes a noncompetition covenant  in favor of  Franchisor  and the  transferee  with terms the same as those set forth in Section 17.5.

A person will be deemed to have a "Controlling  Interest" in AD if that person has the  right  to  vote  twenty-five  percent  (25%)  or  more of the  voting
securities   or  other  forms  of   ownership   interest  of  a   corporation,
partnership,  or other form of entity,  or is entitled to receive  twenty-five percent  (25%) or more of the net profits of any such entity,  or is otherwise able to  direct  or  cause  the  direction  of  that  entity's  management  or policies.

      15.4. Transfer  to an  Entity.  If AD is in full  compliance  with  this
Agreement,  AD may transfer this  Agreement  with  Franchisor's  prior written approval,  which approval shall not be unreasonably withheld, to a corporation or  other  entity  of which AD owns  not  less  than  two-thirds  (2/3) of the ownership  interest.  The  transfer fee  described in Section  15.3(c) will be waived by  Franchisor,  and all owners of such entity must sign a Guaranty and
Assumption of AD's Obligations attached as Exhibit II.

      15.5. Franchisor's  Approval of  Transfer.   Franchisor  has thirty (30)
days from the date of the written  notice to approve or  disapprove in writing
AD's   proposed   transfer.   Written   notice  shall  mean  and  include  all
documentation  necessary to evaluate the transferee.  AD acknowledges that the proposed  transferee  shall be evaluated for approval by  Franchisor  based on the same criteria as are currently  being used to assess new area directors of
Franchisor  and  that  such  proposed   transferee   shall  be  provided,   if
appropriate,   with  such  disclosures  required  by  state  or  federal  law.
Franchisor  may review all  information  regarding  the Business that AD gives the  transferee  and give the  transferee  copies of any  reports  that AD has given Franchisor or Franchisor has made regarding the Business.

      15.6. Death  or  Disability  of  Area   Director.   Upon  the  death  or
permanent  disability  of  AD  (or a  Managing  Owner  of  AD),  the  personal representative  of such  person  shall  transfer  his or her  interest in this
Agreement  or  such  interest  in  AD  to  an  approved   third  party.   Such
disposition   of  this   Agreement  or  such  interest   (including,   without
limitation,  transfer by bequest or inheritance)  shall be completed  within a reasonable  time,  not to  exceed  six (6)  months  from  the date of death or permanent disability (unless extended by probate proceedings),  and be subject to all the terms and  conditions  applicable  to  transfers  contained in this
Section.  Failure to transfer the interest in this  Agreement or such interest in  AD  within  said  period  of  time  shall  constitute  a  breach  of  this
Agreement.  The  term  "permanent  disability"  means  a  mental  or  physical disability,  impairment,  or condition  that prevents AD or the Managing Owner from performing the essential functions of AD.

      15.7. Right of First  Refusal.  In the event AD (or, if  applicable,  an owner) wishes to sell,  transfer,  gift,  assign,  or otherwise dispose of any interest in this  Agreement or in AD, or all or a  substantial  portion of the assets of the  Business,  AD agrees to grant to  Franchisor a thirty  (30) day right of first  refusal to purchase  such rights,  interest,  or assets on the same terms and  conditions  as are  contained in the written offer to purchase submitted to AD by a bona fide  proposed  purchaser;  provided,  however,  the following additional terms and conditions shall apply:

            (a    AD  shall  notify  Franchisor  of such  offer by  sending  a written  notice to Franchisor  enclosing a copy of the written offer signed by the bona fide proposed purchaser;

            (b    The thirty  (30) day  right of first refusal period will run concurrently  with the period in which Franchisor has to approve or disapprove the proposed transferee;

            (c    Such  right  of  first  refusal  arises  for  each  proposed transfer,  and any material  change in the terms or conditions of the proposed transfer, even if to the same bona fide proposed purchaser,  shall be deemed a separate  offer for which a new thirty  (30) day  right of first refusal shall be given to Franchisor;

            (d    If the  consideration  or manner  of  payment  offered  by a third  party is such that  Franchisor  could not  reasonably  be  expected  to furnish the same,  then Franchisor may purchase the interest which is proposed to be sold for the  reasonable  cash  equivalent.  If the parties cannot agree within a reasonable time on the cash consideration,  an independent  appraiser shall be designated by Franchisor,  whose  determination  will be binding upon the  parties.  All  expenses  of the  appraiser  shall be paid for  equally by
Franchisor and AD; and

            (e    If  Franchisor  chooses not to  exercise  its right of first refusal,  Franchisee  shall  be  free  to  complete  the  sale,  transfer,  or assignment,  subject to compliance  with Sections 15.3 and 15.5.  Absence of a reply to AD's  notice of a proposed  sale within the thirty (30) day period is deemed  a  waiver  of such  right of  first  refusal  but not a waiver  of the required compliance with Sections 15.3 and 15.5.

      15.8. Transfers of Prime Lease or Sublease  Interest.  In the event of a proposed  transfer,  as that term is defined in  Section  15.2,  of all or any portion of the AD's  interest in a Prime  Lease or Sublease or an  Assignment, the AD agrees that Section 15 of this  Agreement  will apply to such  proposed transfer  (other  than  the  transfer  fee)  and  agrees  to be  bound by such provisions with respect to the transfer.

                            16. TERM AND EXPIRATION

      16.1. Term.  The primary  term of this  Agreement is for a period of ten
(10) years from the  Effective  Date,  unless  sooner  terminated  as provided herein.

      16.2. Renewal.  At the end of the primary term, AD shall have the option to renew its area  director  rights for an additional  ten (10) year  term, so long as AD:

            (a    At least  sixty (60) days prior to  expiration  of the term, executes  the  form  of  Area  Director  Marketing  Agreement  then  in use by
Franchisor,  which agreement may contain terms materially different from those in  this  Agreement;  provided  that AD  shall  not be  required  to pay a new
Initial Fee and  commission  percentages  and definition of the Territory will not be altered;

            (b    Has complied with all  provisions of this  Agreement  during the primary  term,  including  the payment on a timely  basis of all fees due.
"Compliance"  shall mean,  at a minimum,  that AD has not received any written notification  from  Franchisor of a breach of this  Agreement  more than three
(3) times during the primary term;

            (c    Is not in  default or under  notification  of breach of this
Agreement at the time it gives notice under Section 16.4;

      (d    Executes a general release,  in a form satisfactory to Franchisor, of any  and all  claims  against  Franchisor  and its  affiliates,  and  their respective shareholders,  officers, directors,  employees, and agents, arising out of or relating to this Agreement; and

            (e    Has  agreed on a new  Development  Quota for the  additional term in accordance with Section 16.3.

      16.3. New Development Quota.

            (a    In  addition  to those items  listed in Section  16.2,  this
Agreement  may be  renewed  only if AD and  Franchisor  have  agreed  on a new
Development  Quota for the additional  term at least ninety (90) days prior to expiration of the primary term.

            (b    If  Franchisor  proposes  a new  Development  Quota  for the additional  term that results in excess of one (1)  additional  Restaurant per twenty-five  thousand (25,000) population in the Territory,  AD may submit the matter to arbitration  before and in accordance with the rules of the American
Arbitration  Association  in order  to  determine  whether  the  proposed  new
Development  Quota is  reasonable.  AD shall not have the right,  however,  to submit this matter to  arbitration  if Franchisor  proposes a new  Development
Quota  for  the  additional  term  that  is  less  than  or  equal  to one (1)
additional  Restaurant per  twenty-five  thousand  (25,000)  population in the
Territory.   The  decision  of  the   arbitrator   shall  be   non-appealable,
conclusive,  and binding on all parties.  The  arbitration  fee shall be split equally by Franchisor  and AD. Each party shall be  responsible  for any other expenses it incurs in association with such arbitration,  including attorneys'
and  expert  witness  fees,  notwithstanding  provisions  of Section 19 to the contrary.  The arbitration shall be held in Denver, Colorado.

            (c    In the event that AD is not  satisfied  with the decision of the  arbitration,  AD shall  have  fifteen  (15)  days  from the date that the arbitration  decision  is  rendered  to waive  its  option  to renew  its area director rights.

            (d    If AD has  notified  Franchisor  of its  intent  to renew as provided in Section  16.4,  and so long as a demand for  arbitration  has been filed  prior  to the  expiration  of the  primary  term  and the  parties  are diligently  pursuing such arbitration,  this Agreement shall  automatically be extended  until  fifteen  (15) days  following  the date that the  arbitration award is rendered.

      16.4. Exercise of Renewal  Option.  AD may  exercise its option to renew by giving  written  notice of such  exercise to  Franchisor  not more than one hundred  eighty  (180) days nor less than one hundred  twenty (120) days prior to the expiration of the primary term.

      16.5. Conditions  of  Refusal.  Franchisor  shall  not be  obligated  to offer AD renewal upon the  expiration of this  Agreement if AD fails to comply with any of the  above  conditions  of  renewal.  In such  event,  except  for failure  to  execute  the  then-current  Area  Director  Marketing  Agreement,
Franchisor  shall give AD notice of  expiration at least sixty (60) days prior to the  expiration  of the term,  and such notice  shall set forth the reasons for such refusal to offer renewal.  Upon the expiration of this Agreement,  AD shall comply with the provisions of Section 17.3.

                                17. TERMINATION

      17.1. By Area  Director.  AD may  terminate  this  Agreement at any time during its term with one hundred eighty (180) days' advance  written notice to
Franchisor.

      17.2. By Franchisor.  Franchisor  shall have the right to terminate this
Agreement,  effective  upon delivery of written  notice of  termination to AD, unless  otherwise  noted below (subject to any state laws to the contrary,  in which  case  state  law  shall  prevail),  if AD (or any of its  shareholders, members, owners, managers, or partners or the Managing Owner):

            (a    Fails to  satisfactorily  complete the  training  program as provided in Section 7.1;

            (b    Has made any material  misrepresentation  or omission in its application to be an area director or in operating as an area director;

            (c    Fails to comply with any requirements  under the federal and state  franchise  laws,  including,  but  not  limited  to,  communicating  in written,  verbal, or other form to any prospective  Franchisee any information or  presentation  which  states  or  suggests  a  specific  level  or range of potential or actual sales,  income,  gross or net profits,  food costs,  labor costs,  or other  operating  costs unless that  information or presentation is identical  to that  contained  in  Franchisor's  offering  circular  and other disclosure documents;

            (d    Fails to meet the  Development  Quota set forth in Exhibit I and does not  correct  such  failure  within  ninety  (90) days after  written notice of such failure to comply is delivered to AD;

            (e    Fails to comply with any other  provision of this  Agreement or any mandatory  specification,  standard,  or operating procedure prescribed by Franchisor  and does not correct such failure within thirty (30) days after written notice of such failure to comply is delivered to AD;

            (f    Surrenders,  transfers  control of, or makes an unauthorized transfer  of this  Agreement  or an  ownership  interest  in AD or abandons or fails actively to operate the Business;

            (g    Is  convicted  by a trial court of or pleads no contest to a felony or any other crime or offense  that is, in the  opinion of  Franchisor, likely to affect  adversely the goodwill  associated with the Marks or engages in any  conduct  which  might  adversely  affect the  reputation  of  QUIZNO'S
Restaurants or the goodwill associated with the Marks;

            (h    Is declared bankrupt or insolvent,  voluntarily institutes a bankruptcy  proceeding under the Bankruptcy  Code, or is adjudicated  bankrupt as a result of an involuntary  petition in bankruptcy  being filed against it.
(This  provision  might not be enforceable  under federal  bankruptcy  law, 11
U.S.C. §101 et seq.);

            (i    Abandons or ceases to operate  the AD Business  for a period of thirty (30)  consecutive  days or any  shorter  period  that  indicates  an intent by AD to  discontinue  operation of the AD Business,  unless  precluded from doing so by an event  beyond  AD's  reasonable  control  (other  than for financial reasons), or abandons any Franchised Location owned by AD;

            (j    Has received  three (3) notices of default  from  Franchisor within a twelve  (12) month  period,  regardless  of whether the defaults were cured by AD;

            (k    Defaults  under the terms and conditions of any Prime Lease,
Sublease,  or Assignment and fails,  upon request from  Franchisor,  to assign all or a portion  of the AD's  interest  in such Prime  Lease and any  related
Sublease or Assignment to Franchisor or one of its affiliates  within five (5)
days  after the  Franchisor's  notifying  AD of such  request.  If AD fails to assign all of its interest(s) as requested by Franchisor  within five (5) days after Franchisor's  notification,  Franchisor may act as Attorney in Fact with respect to such  assignment,  and AD hereby  appoints the Franchisor to act as its attorney in fact for such  assignment,  which  appointment is coupled with an  interest.  In the event that any such  leasehold  interest  is assigned to
Franchisor  or one of its  affiliates,  all  funds  held by AD on  behalf of a
Franchisee under a Sublease or an Assignment,  including,  but not limited to, all security,  damage,  or other deposits,  shall be transferred to Franchisor immediately; or

            (l    Fails to pay any amounts due  Franchisor  or its  affiliates within  ten (10) days after  receiving  notice  that such fees or amounts  are overdue.

      17.3. Rights and  Obligations  of Area  Director  Upon  Termination  or
Expiration.  Upon  termination of this Agreement,  whether pursuant to Section
17.1 or 17.2, or upon expiration of this Agreement  pursuant to Section 16, AD agrees:

            (a    To  pay  Franchisor  within  fifteen  (15)  days  after  the effective date of termination or expiration of this  Agreement,  or such later date that the amounts due to Franchisor  are  determined,  such fees,  amounts owed for purchases by AD from  Franchisor or its  affiliates,  interest due on any of the  foregoing,  and  all  other  amounts  owed  to  Franchisor  or its affiliates which are then unpaid;

            (b    To refrain from,  directly or indirectly,  at any time or in any manner (except with respect to QUIZNO'S  Restaurant  franchises  owned and operated  by  AD),  identifying  itself  or any  business  as a  current  area director or authorized agent of Franchisor or its affiliates,  using any Mark, any colorable  imitation thereof, or other indicia of a QUIZNO'S Restaurant in any manner or for any purpose,  or  utilizing  for any purpose any trade name, trademark  or service  mark,  or other  commercial  symbol  that  suggests  or indicates a connection or association with Franchisor or its affiliates;

            (c    To  immediately  deliver to Franchisor  all past and present franchise  sales  leads and  records  and all  contracts,  acknowledgments  of
receipt,   and  other  information  and  records  related  to  Franchisees  of
Franchisor in the Territory;

            (d    To  immediately   deliver  to  Franchisor  all   advertising
materials,  the AD Manual, and all other manuals,  forms,  offering circulars, franchise  sales  brochures,  and  other  materials  containing  any  Mark  or otherwise  identifying  or  relating  to  the  sale  or  service  of  QUIZNO'S
Restaurants;

            (e    To  refrain   from   communicating   in  any   manner   with
Franchisees  concerning  Franchisor or obligations arising from this Agreement or the Franchise Agreement, except as expressly authorized by Franchisor;

            (f    To take such  action  required to cancel all  fictitious  or assumed names or equivalent registrations relating to AD's use of any Mark;

            (g    To notify the telephone company and all telephone  directory publishers  of the  termination  or  expiration  of  AD's  right  to  use  any telephone  number and any regular,  classified,  or other telephone  directory listings  associated  with  any  Mark  and  to  authorize  their  transfer  to
Franchisor  or  its  designee.   AD  acknowledges  that,  as  between  it  and
Franchisor,  Franchisor  has the sole rights to and interest in all telephone, telecopy,  or facsimile machine numbers and directory listings associated with any Mark. AD authorizes  Franchisor,  and hereby  appoints  Franchisor and any of its officers as AD's attorney-in-fact,  to direct the telephone company and all telephone  directory  publishers to transfer any telephone,  telecopy,  or facsimile machine numbers and directory  listings relating to AD's Business to
Franchisor  at its  direction,  should  AD fail or  refuse  to do so,  and the telephone  company  and all  telephone  directory  publishers  may accept such direction or this Agreement as conclusive  evidence of Franchisor's  exclusive rights in such  telephone  numbers and  directory  listings  and  Franchisor's authority to direct their transfer; and

            (h    Furnish  Franchisor,  within  thirty  (30)  days  after  the effective date of termination or  expiration,  with evidence  satisfactory  to
Franchisor of AD's compliance with the foregoing obligations.

      17.4. Confidential  Information.  AD agrees that,  upon  termination  or
expiration  of  this  Agreement,   AD  shall  immediately  cease  to  use  any
Confidential  Information  disclosed pursuant to this Agreement or as a result of its  relationship  with Franchisor in any business or otherwise  (except in connection  with  the  operation  of  a  QUIZNO'S  Restaurant  pursuant  to  a
Franchise  Agreement with  Franchisor)  and return to Franchisor all copies of the AD Manual and any other confidential materials loaned to AD by Franchisor.

      17.5. Covenant Not to Compete.  Upon  termination  or expiration of this
Agreement,  AD (and its shareholders,  officers,  directors,  owners, members,
managers,   or  partners,   and  the  spouses  of  these  individuals  and  AD
(collectively,  "Bound Parties")) agrees that, for two (2) years commencing on the later of the effective  date of  termination  or expiration or the date on which AD and all Bound Parties  begin to comply with this Section,  neither AD nor any Bound  Party shall have any direct or  indirect  interest  (through an immediate  family member of AD or any Bound Party or otherwise) as a disclosed
or  beneficial  owner,  investor,   partner,   director,   officer,  employee,
consultant,   representative,   agent,   or  in  any  other  capacity  in  any
Competitive  Business  located in any  territory  in which  Franchisor  or its affiliates  or area  directors  conduct  business  at the later of the time of termination  or expiration or the date on which AD and all Bound Parties begin to comply  with this  Section.  The  restrictions  of this  Section  shall not apply to the  ownership of shares of a class of  securities  listed on a stock exchange or traded on the over-the-counter  market that represent five percent
(5%) or less of the  number of shares of that class of  securities  issued and outstanding.  AD and each Bound Party expressly  acknowledge that they possess skills and  abilities  of a general  nature and have other  opportunities  for exploiting  such skills.  Consequently,  enforcement  of the covenants made in this Section will not deprive  them of their  personal  goodwill or ability to earn a living.

      17.6. No Further Right to Payment.  Upon  expiration or  termination  of this Agreement,  AD forfeits all fees paid to Franchisor and remains liable to
Franchisor  for all amounts then due to  Franchisor.  AD shall have no further right to receive  payment of  commissions  or  Royalty  Fees from  Franchisor, except for those  commissions  or Royalty Fees which have been fully earned by
AD up through the date of  expiration  or  termination.  For  purposes of this
Agreement,  "fully earned" commissions shall mean commissions due on franchise sales for which all  conditions  described in Section 6.1 have been  fulfilled by AD for the purchase of a franchise for a QUIZNO'S  Restaurant to be located within the  Territory.  "Fully  earned"  Royalty Fees shall mean those Royalty
Fees which accrue up through the date of expiration or  termination  which are otherwise owed to AD.  Franchisor  shall have the right  immediately to assume control of and manage all franchise  sales in the Territory and to receive all
Royalty Fees from Franchisees in the Territory.  Any fully earned  commissions or  Royalty  Fees  which  are due to AD will be paid in  accordance  with  the provisions of Section 6.

      17.7. Continuing  Obligations.  All obligations of Franchisor and AD and the Bound Parties that  expressly or by their nature survive the expiration or termination  of this  Agreement  shall  continue  in  full  force  and  effect subsequent to and  notwithstanding  its  expiration or  termination  and until they are satisfied or by their nature expire.

      17.8. State and  Federal  Law.  The  parties  acknowledge  that,  in the event the terms of this  Agreement  regarding  termination  or expiration  are inconsistent  with applicable state or federal law, such law shall govern AD's rights regarding termination or expiration of this Agreement.

                        18. RELATIONSHIP OF THE PARTIES

      18.1. Relationship  of the Parties.  It is understood  and agreed by the parties that this Agreement does not create a fiduciary  relationship  between them, that the parties are independent  contractors,  that Franchisor appoints
AD as its special  agent for a  particular  purpose,  and that nothing in this
Agreement is intended to make either party a general agent, subsidiary,  joint venturer,  partner,  employee,  or  servant of the other for any  purpose.  AD
shall  conspicuously   identify  itself  in  all  dealings  with  Franchisees,
prospective Franchisees,  lessors,  contractors,  suppliers, public officials, and others as the owner of its own Business  under an Area Director  Marketing
Agreement  with   Franchisor  and  shall  place  the  notices  of  independent ownership  required by Franchisor on signs,  forms,  stationery,  advertising, and other materials.

      18.2. Payment of Third  Party  Obligations.  Neither  Franchisor  nor AD
shall make any express or implied agreements,  guaranties, or representations, or incur any debt,  in the name or on  behalf of the other or  represent  that their  relationship  is other  than  franchisor  and  special  agent;  neither
Franchisor  nor AD  shall be  obligated  by or have any  liability  under  any agreements  or  representations  made by the  other  that  are  not  expressly authorized  under this  Agreement;  nor shall  Franchisor be obligated for any damages to any person or property  directly or  indirectly  arising out of the operation  of AD's  Business,  unless (and then only to the extent)  caused by
Franchisor's negligent or willful action or failure to act.

      18.3. Independent  Contractors.  AD may  delegate  its duties under this
Agreement to independent  contractors  provided that AD first receives written approval  from  Franchisor  and  complies  with all state laws  which  require broker  or other  registrations  for such  persons.  Franchisor  reserves  the right at any time to  withdraw  the  approval  of any  independent  contractor engaged by AD to fulfill its duties and obligations under this Agreement.

      18.4. Indemnification.  AD agrees to indemnify and reimburse  Franchisor and its affiliates,  and their respective stockholders,  directors,  officers, employees,  agents,  and assignees (the  "Indemnified  Parties") for, and hold the Indemnified  Parties  harmless  against,  any loss,  liability,  taxes, or damages  (actual or  consequential)  and all reasonable  costs and expenses of defending any claim brought  against any of them or any action in which any of
them  is  named  as  a  party  (including,   without  limitation,   reasonable
accountants',  attorneys', and expert witness fees, costs of investigation and proof of facts, court costs, other litigation expenses,  and travel and living expenses),  which any of them may  suffer,  sustain,  or incur by  reason  of, arising from, or in connection with any acts,  omissions,  or activities of AD or any of its employees or  independent  contractors  unless (and then only to the extent) caused by the Indemnified  Party's  negligence.  Each  Indemnified
Party  shall  have the  right to  defend  any such  claim  against  it at AD's expense and agree to settlements or take any other  remedial,  corrective,  or other  actions.  This  indemnity  shall  continue  in full  force  and  effect subsequent  to and  notwithstanding  the  expiration  or  termination  of this
Agreement.

                                 19. DISPUTES

      19.1. Governing  Law/Consent  to Venue and  Jurisdiction.  Except to the
extent  governed by the United  States  Trademark  Act of 1946 (Lanham Act, 15
U.S.C.  § 1051 et  seq.)  or  other  federal  law,  this  Agreement  shall be interpreted  under the laws of the State of Colorado,  and any dispute between the parties,  whether arising under this Agreement or from any other aspect of the parties'  relationship,  shall be governed by and determined in accordance with the substantive  laws of the State of Colorado,  which laws shall prevail in the  event  of any  conflict  of law.  AD and  Franchisor  have  negotiated regarding a forum in which to resolve any  disputes  arising  between them and have  agreed  to  select  a forum  in  order  to  promote  stability  in their relationship.  Therefore,  if a claim  is  asserted  in any  legal  proceeding involving  the AD or any Bound Party and  Franchisor,  the parties  agree that the exclusive  venue for disputes  between them shall be in the District Court for the City & County of  Denver,  Colorado,  or the  United  States  District
Court for the  District of Colorado,  and each party  waives any  objection it might have to the personal jurisdiction of or venue in such courts.

      19.2. Waiver of Jury Trial.  Franchisor,  AD, and the Bound Parties each waive their right to a trial by jury.  AD, the Bound  Parties,  and Franchisor acknowledge  that the  parties'  waiver  of jury  trial  rights  provides  the parties with the mutual  benefit of uniform  interpretation  of this Agreement and  resolution of any dispute  arising out of this Agreement or any aspect of the parties'  relationship.  AD, the Bound  Parties,  and  Franchisor  further acknowledge  the  receipt and  sufficiency  of mutual  consideration  for such benefit.

      19.3. Limitation  of  Claims.  AD and the  Bound  Parties  agree  not to bring any claim  asserting  that any of the Marks  are  generic  or  otherwise invalid.  Except  with regard to AD's  obligation  to pay  Franchisor  and its affiliates  amounts due pursuant to this  Agreement or  otherwise,  any claims between the  parties  must be  commenced  within one (1) year from the date on which the party  asserting  the claim  knew or should  have known of the facts giving  rise  to the  claim,  or such  claim  shall  be  barred.  The  parties understand  that such time limit might be shorter  than  otherwise  allowed by law.  AD and the Bound  Parties  agree  that their  sole  recourse  for claims arising between the parties shall be against  Franchisor or its successors and assigns.  AD and the Bound  Parties  agree that the  shareholders,  directors, officers,  employees,  and agents of Franchisor and its affiliates (other than
AD) shall not be personally  liable nor named as a party in any action between
Franchisor  and AD or any Bound  Party.  The parties  further  agree that,  in connection with any such proceeding,  each must submit or file any claim which would  constitute  a  compulsory  counterclaim  (as  defined by Rule 13 of the
Federal Rules of Civil  Procedure)  within the same proceeding as the claim to which  it  relates.  Any  such  claim  which  is not  submitted  or  filed  as
described  above  will  be  forever   barred.   The  parties  agree  that  any
proceeding will be conducted on an individual,  not a class-wide,  basis,  and that a proceeding  between  Franchisor  and AD or the Bound Parties may not be consolidated  with any  other  proceeding  between  Franchisor  and any  other person  or  entity.  No party  will be  entitled  to an award of  punitive  or exemplary  damages (provided that this limitation shall not apply to statutory penalties  such as those  set  forth in 15  U.S.C.  §  1117(a)).  No  previous course of dealing shall be admissible to explain,  modify,  or contradict  the terms of this  Agreement.  No implied  covenant of good faith and fair dealing shall be used to alter the express terms of this Agreement.

                         20. MISCELLANEOUS PROVISIONS

      20.1. Invalidity.  If  any  provision of this  Agreement is held invalid by any tribunal in a final  decision  from which no appeal is or can be taken, such  provision  shall be deemed  modified to eliminate  the invalid  element, and, as so modified,  such provision  shall be deemed a part of this Agreement as though  originally  included.  The remaining  provisions of this  Agreement shall not be affected by such modification.

      20.2. Modification.   No  amendment,  waiver,  or  modification  of this
Agreement  shall be effective  unless it is in writing and signed by the party or  parties  against  whom such  amendment  or waiver  is to be  enforced.  AD acknowledges that Franchisor may modify its standards and  specifications  and operating and  marketing  techniques  set forth in the AD Manual  unilaterally under any conditions and to the extent to which  Franchisor deems necessary to protect,  promote,  or  improve  the Marks  and the  quality  of the  Licensed
Methods.

      20.3. Attorneys'  Fees.   In the  event  of any  default  on the part of
either party to this Agreement,  in addition to all other remedies,  the party in default will pay the prevailing party (as determined by the  decision-maker in the  proceeding)  all amounts due and all  damages,  costs,  and  expenses, including reasonable  attorneys' fees, incurred by the prevailing party in any legal action or other  proceeding as a result of such  default,  plus interest at the  lesser  of two  percent  (2%)  per  month  or the  highest  commercial contract  interest  rate  allowable  by law  accruing  from  the  date of such default.

      20.4. Injunctive  Relief.  Nothing herein shall prevent Franchisor or AD from seeking  injunctive  relief in appropriate  cases to prevent  irreparable harm.

      20.5. No Waiver.  No waiver of any  condition  or covenant  contained in this Agreement,  or failure to exercise a right or remedy, by AD or Franchisor shall be considered  to imply or constitute a further  waiver by Franchisor or
AD of the same or any other condition, covenant, right, or remedy.

      20.6. No Right to Set  Off.  AD  shall not be allowed to set off amounts owed to  Franchisor  for fees or other  amounts due against any monies owed to
AD, which right of set off is hereby expressly waived by AD.

      20.7. Effective Date.  Regardless of the date first written above,  this
Agreement  shall not be effective  until executed by Franchisor,  as evidenced by dating and signing by an officer of Franchisor.

      20.8. Review of  Agreement.  AD  acknowledges  that it has had a copy of
Franchisor's  UFOC in its  possession for not less than ten (10) full business days,  and this  Agreement in its  possession  for not less than five (5) full business  days,  during  which time AD has had the  opportunity  to submit the same for review and advice by a  professional  of AD's choosing  before freely executing this Agreement.

      20.9. Entire  Agreement.  This Agreement (which includes the attachments and Exhibits  expressly  incorporated)  contains the entire agreement  between the  parties  and  supersedes  any and all  prior  agreements  concerning  the subject  matter  covered by this  Agreement.  AD agrees and  understands  that
Franchisor  shall not be liable or obligated for any oral  representations  or commitments  made  prior  to  this  Agreement's  execution  or for  claims  of negligent or fraudulent  misrepresentation  and that no  modifications of this
Agreement  shall be effective  except those in writing signed by both parties.
Franchisor does not authorize and will not be bound by any  representation  of
any  nature  other  than  those  expressed  in  this  Agreement.   AD  further
acknowledges  and  agrees  that no  representations  have  been  made to it by
Franchisor  regarding  projected sales volumes,  market  potential,  revenues, profits of AD's Business,  or operational  assistance  other than as stated in this Agreement or in any disclosure  document provided in connection with this
Agreement.  AD  acknowledges  and agrees that any  delegation of  Franchisor's duties and  obligations to area directors does not assign or confer any rights under any Franchise  Agreement (unless entered into between AD and Franchisor)
upon  AD and  that  AD is  not a  third  party  beneficiary  of any  Franchise
Agreement  between  Franchisor  and a  Franchisee  who is  not  also  AD.  Any policies that  Franchisor  adopts and implements from time to time are subject to  change,  are  not a part  of  this  Agreement,  and  are  not  binding  on
Franchisor.

      20.10....Notices.    All  notices   required  to  be  given  under  this
Agreement  shall  be given in  writing,  by  certified  mail,  return  receipt requested,  or by an overnight  delivery  service  providing  documentation of receipt,  to addresses set forth in the first  paragraph of this Agreement or, with respect to notices to AD, to the address of the AD  Business,  or at such other  addresses as  Franchisor  or AD may  designate  from time to time,  and shall be deemed  delivered  (a) on the date shown on the return  receipt or in the  courier's  records  as the date of  delivery  or (b) on the date of first attempted delivery, if actual delivery cannot for any reason be made.

      20.11....Acknowledgment.  BEFORE SIGNING THIS AGREEMENT,  AD SHOULD READ
IT CAREFULLY WITH THE ASSISTANCE OF LEGAL COUNSEL.  AD ACKNOWLEDGES THAT:

            (A)  THE  SUCCESS OF THIS BUSINESS  VENTURE  INVOLVES  SUBSTANTIAL
RISKS AND DEPENDS UPON AD'S ABILITY AS AN INDEPENDENT  BUSINESS PERSON AND ITS
ACTIVE PARTICIPATION IN THE DAILY AFFAIRS OF THE BUSINESS, AND

            (B)  NO ASSURANCE OR WARRANTY,  EXPRESS OR IMPLIED, HAS BEEN GIVEN
AS TO THE POTENTIAL  SUCCESS OF SUCH BUSINESS  VENTURE OR THE EARNINGS  LIKELY
TO BE ACHIEVED, AND

            (C)  NO  STATEMENT,   REPRESENTATION,  OR  OTHER  ACT,  EVENT,  OR
COMMUNICATION,  EXCEPT  AS SET  FORTH  IN THIS  DOCUMENT  AND IN ANY  OFFERING
CIRCULAR  SUPPLIED  TO AD, IS BINDING ON  FRANCHISOR  IN  CONNECTION  WITH THE
SUBJECT MATTER OF THIS AGREEMENT.

           [The remainder of this page is intentionally left blank.]

      IN WITNESS  WHEREOF,  the parties have executed,  sealed,  and delivered this Agreement in counterparts on the date first mentioned above.

THE QUIZNO'S FRANCHISE COMPANY,           AREA DIRECTOR:
a Colorado corporation

By:___________________________            By:_________________________

     Its:_____________________                 Its:___________________

Date:_________________________            Date:_______________________

                                   EXHIBIT I

                                     RIDER
                     TO AREA DIRECTOR MARKETING AGREEMENT
                    BETWEEN THE QUIZNO'S FRANCHISE COMPANY
                                      AND

                    DATED

      1. Territory.   The  Territory   referred  to  in  Section  2.1  of  the
Agreement shall be the following geographic area:

      2. Initial  Fee.  The  Initial  Fee  payable to  Franchisor  by AD under
Section 5.1 of the Agreement shall consist of the following  amounts:  (i) ten thousand  dollars  ($10,000)  which  pays  for the  initial  training  program
("Training  Portion");  and (ii) an amount  equal to the product of the agreed upon  estimated  population  within  the  Territory  and the price per unit of population,  which  shall  be  $0.07  ("Population  Portion"),  calculated  as follows:

A.    Population Estimate                                   = ________________
B.                                                          Price Per Person
                                                                        =
                                                            $0.07
C.    (Population Portion) (AxB)                            =_________________
D.                                                          Plus       $10,000
                                                            (Training Portion)
                                                                  $10,000
E.    Plus $1,000 Finance Administration Fee (If applicable) =

INITIAL FEE (C+D+E)                                   =      =================

Notwithstanding  the  foregoing,  the  price  per  unit of  population  may be increased  proportionately if there are existing Restaurants  operating in the
Territory at the time AD signs this Agreement.

      Unless  otherwise  agreed,  the  Initial  Fee  is  payable  in  cash  or certified  funds  or by  wire  transfer.  Franchisor  and AD  agree  that  the
Population  Portion of the  Initial  Fee will not be subject to change for any reason,  including  subsequent  revisions  of the Bureau of Census  population estimates.

      3. Development  Quota. AD shall meet the following  Development Quota by the last day of each Sales Quarter during the term of this Agreement:

Sales Year          Sales Quarter   Cumulative Number of
                                    QUIZNO'S Restaurants to
                                    be Open and in Operation
                                    in the Territory
                                    ("Development Quota")

2001                First           _______________________

                    Second          _______________________

                    Third           _______________________

                    Fourth          _______________________

2002                First           _______________________

                    Second          _______________________

                    Third           _______________________

                    Fourth          _______________________

2003                First           _______________________

                    Second          _______________________

                    Third           _______________________

                    Fourth          _______________________

2004                First           _______________________

                    Second          _______________________

                    Third           _______________________

                    Fourth          _______________________

2005                First           _______________________

                    Second          _______________________

                    Third           _______________________

                    Fourth          _______________________

2006                First           _______________________

                    Second          _______________________

                    Third           _______________________

                    Fourth          _______________________

2007                First           _______________________

                    Second          _______________________

                    Third           _______________________

                    Fourth          _______________________

2008                First           _______________________

                    Second          _______________________

                    Third           _______________________

2009                First           _______________________

                    Second          _______________________

                    Third           _______________________

                    Fourth          _______________________

2010                First           _______________________

                    Second          _______________________

                    Third           _______________________

                    Fourth          _______________________

2011                First           _______________________

                    Second          _______________________

                    Third           _______________________

                    Fourth          _______________________

                         TOTAL      _______________________

QUIZNO'S  Restaurants,   QUIZNO'S  Express  Restaurants,   and  Company  Owned
Restaurants count toward fulfillment of AD's cumulative Development Quota.

THE QUIZNO'S FRANCHISE COMPANY,     AREA DIRECTOR
a Colorado corporation
                                          (Print Name)

By:_______________________________        By:______________________________

     Its: ________________________             Its:________________________

                                  EXHIBIT II

                          GUARANTY AND ASSUMPTION OF
                          AREA DIRECTOR'S OBLIGATIONS

      In  consideration  of, and as an  inducement  to, the  execution  of the above Area Director  Marketing  Agreement  (the  "Agreement")  by THE QUIZNO'S
FRANCHISE  COMPANY  ("Franchisor"),  each  of the  undersigned  ("Guarantors")
personally   and   unconditionally   (1)  guarantees  to  Franchisor  and  its
affiliates  and their  successors  and assigns,  for the term of the Agreement and  thereafter as provided in the  Agreement,  that Area Director  defined in the  Agreement  ("AD")  shall  punctually  pay  and  perform  each  and  every undertaking,  agreement,  and  covenant  set  forth in the  Agreement  and (2)
agrees  personally  to be bound by, and  personally  liable for the breach of, each and every  provision  in the  Agreement,  including,  but not limited to, those specifically identified below.

      1. Waiver.  Each of the undersigned waives:

            (a)   acceptance  and notice of acceptance  by Franchisor  and its affiliates of the foregoing undertakings;

            (b)   notice  of  demand  for  payment  of  any   indebtedness  or
      nonperformance of any obligations hereby guaranteed;

            (c)   protest  and notice of default to any party with  respect to
      the   indebtedness  or   nonperformance   of  any   obligations   hereby
      guaranteed; and

            (d)   any  right he or she may have to  require  that an action be brought against AD or any other person as a condition of liability.

      2. Consents.  Each of the undersigned consents and agrees that:

            (a)   his  or  her  direct  and  immediate  liability  under  this guaranty shall be joint and several;

            (b)   he or she shall render any payment or  performance  required under the Agreement upon demand if AD fails or refuses  punctually to do so;

            (c)   such liability  shall not be contingent or conditioned  upon pursuit by  Franchisor or its  affiliates of any remedies  against AD or any other person;

            (d)   such  liability  shall  not  be  diminished,   relieved,  or
      otherwise   affected  by  any  extension  of  time,   credit,  or  other
      indulgence  which  Franchisor  or its  affiliates  may from time to time grant to AD or to any other person, including,  without limitation,  the acceptance of any partial  payment or  performance  or the compromise or release of any  claims,  none of which  shall in any way modify or amend this  guaranty,  which shall be continuing  and  irrevocable  during the term of the Agreement; and

            (e)   he or she  shall  be  bound  by the  restrictive  covenants, confidentiality  provisions, and indemnification provisions contained in
      Sections 11, 12, 17.4, 17.5, and 18.4 of the Agreement; and

            (f)   the  provisions  contained  in Section 19, and the costs and attorneys'  fees  provision  contained in Section 20.3, of the Agreement shall govern this Guaranty,  and such provisions are  incorporated  into this Guaranty by this reference.

      IN WITNESS  WHEREOF,  each of the  undersigned  has  affixed  his or her signature, effective as of the ____ day of _______________________.

PERCENTAGE OF OWNERSHIP                   GUARANTOR(S)
INTERESTS IN AREA DIRECTOR

                                          ___________________________________
                                          (Print Name)

                                          ___________________________________
                                          Signature

                                          ___________________________________
                                          ___________________________________
                                          ___________________________________
                                          Address

                                          ___________________________________
                                          Telephone Number
                                          ___________________________________
                                          ___________________________________
                                          ___________________________________
                                          (Print Name)

                                          Signature

                                          ___________________________________
                                          ___________________________________
                                          ___________________________________
                                          Address

                                          ___________________________________
                                          Telephone Number

                                  EXHIBIT III

                            STATEMENT OF OWNERSHIP

Area Director:_________________________________________________________________

_______________________________________________________________________________
Trade name (if different from above):__________________________________________

_______________________________________________________________________________
                               Form of Ownership
                                  (Check One)

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_____ Individual _____ Partnership _____ Corporation _____ Limited Liability Company

                                                    _____ Other (List):

      If a  Partnership,  provide  name and  address of each  partner  showing percentage  owned,  whether  active in  management,  and indicate the state in which the partnership was formed.

      If a Corporation,  give the state and date of incorporation,  the names and addresses of each officer and  director,  and list the names and addresses of every shareholder showing what percentage of stock is owned by each.

      If a Limited  Liability  Company,  give the state and date of formation, the name and  address  of the  manager,  and list the names and  addresses  of every member and the percentage of membership interest held by each member.

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

      AD  acknowledges  that  this  Statement  of  Ownership  applies  to  the
QUIZNO'S AD Business  authorized under the Area Director Marketing  Agreement.
Use  additional  sheets  if  necessary.  Any  and  all  changes  to the  above information  must  be  reported  to  (and in some  cases  first  approved  by)
Franchisor in writing.

Date: ______________________________   Name__________________________